                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
[ ] Definitive Proxy Statement                  Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                               LENNAR CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                                 [LENNAR LOGO]


          700 N.W. 107th Avenue, Miami, Florida 33172 -- (305) 559-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  APRIL 8, 2003

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

         This is to notify you that the Annual Meeting of the stockholders of Lennar Corporation will be held at Lennar Corporation, 700 N.W. 107th Avenue, Second Floor, Miami, Florida on Tuesday, April 8, 2003, at 11:00 a.m. Eastern Time, for the following purposes:

         1. To elect four directors. The other directors have been elected for terms that expire in subsequent years.

         2. To vote on a proposal to increase the number of shares of Common Stock we are authorized to issue to 300,000,000 shares, and the number of shares of Class B Common Stock we are authorized to issue to 90,000,000 shares.

         3. To vote on a proposal to amend the provisions of our Certificate of Incorporation relating to our Class B Common Stock and to rename our Common Stock. If this proposal is approved, we will distribute one share of Class B Common Stock for each ten shares of Common Stock or Class B Common Stock held on April 9, 2003.

         4. To vote on a proposal to adopt the Lennar Corporation 2003 Stock Option and Restricted Stock Plan.

         5. To transact any other business that may properly come before the meeting.

         Only stockholders of record at the close of business on February 20, 2003 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. Our transfer books will not be closed.

         If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you voted.

                                 By Order of the Board of Directors

                                 DAVID B. McCAIN
                                 Secretary

Dated: March 7, 2003

                                 PROXY STATEMENT
                      SOLICITATION AND REVOCATION OF PROXY

         Our management is soliciting the accompanying Proxy. The proxyholders named in the Proxy will vote all shares represented by proxies in the manner designated or, if no designation is made, they will vote the proxies for the four director nominees named below and for approval of each of the proposals described in this Proxy Statement. The proxyholders will not vote shares with regard to matters as to which proxies instruct them to abstain or to the extent they are marked by brokers to show that specified numbers of shares are not to be voted. WE ARE MAILING THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ON OR ABOUT MARCH 7, 2003 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 20, 2003. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation that we receive before the meeting at our office at 700 N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote that has already been taken. Your presence at the meeting will not revoke a proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

         We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. In addition, we have retained [ ] to assist
in the solicitation of proxies. We will pay [      ] $[      ] for its services.
We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

VOTING RIGHTS AND PROXIES

         Only stockholders of record at the close of business on February 20, 2003 will be entitled to vote at the meeting. Our only outstanding voting securities on that day were ___________ shares of Common Stock and ___________shares of Class B Common Stock. Each outstanding share of Common Stock entitles the holder to one vote. Each outstanding share of Class B Common Stock entitles the holder to ten votes. However, the proposal discussed under "Proposal to Increase the Authorized Shares of Common Stock and Class B Common Stock" must be approved by the holders of the Common Stock, and the proposal discussed under "Proposal to Change Terms of Class B Common Stock and Rename Common Stock" must be approved by the holders of the Common Stock and the holders of the Class B Common Stock, voting separately, as well as in each case by the holders of a majority in voting power of the two classes of common stock voting together.

         You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting that appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us of the death or incapacity in writing before the meeting.

PRINCIPAL STOCKHOLDERS

         On February 20, 2003, the following persons were the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission, owned beneficially more than 5% of any class of our voting securities:

                                                                           AMOUNT AND
                                                                      NATURE OF BENEFICIAL   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         TITLE OF CLASS                 OWNERSHIP           CLASS
------------------------------------         --------------           --------------------   ----------
Stuart A. Miller                           Common Stock                      _______           ______%
   700 NW 107th Avenue                     Class B Common Stock            9,680,961 (1)         99.8%
   Miami, FL 33172
FMR Corp.                                  Common Stock                     ________            _____%
   82 Devonshire Street
   Boston, MA 02109-3614
Capital Growth Management                  Common Stock                     ________            _____%
   Limited Partnership
   One International Place
   Boston, MA 02110
Bank of America Corporation                Common Stock                     ________            _____%
   100 North Tryon Street
   Charlotte, NC 28255

------------------------
(1) Stuart A. Miller and Steven J. Saiontz's wife are trustees and beneficiaries of trusts that directly or indirectly hold the limited partner interests in two partnerships that together own 9,671,961 shares of Class B Common Stock (other than minor limited partnership interests they hold directly). Stuart A. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships. Because of that, Stuart A. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares.

         On February 20, 2003, The Depository Trust Company owned of record ___________shares of Common Stock, which was ______% of the outstanding Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

         Our voting securities which our directors and executive officers owned on February 20, 2003 were as follows:

                                                                    NATURE OF BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER                   TITLE OF CLASS               OWNERSHIP(1)           CLASS
------------------------                   --------------           --------------------    -----------
Irving Bolotin                          Common Stock                     ________                   (4)
Steven L. Gerard                        Common Stock                     ________                   (4)
Bruce E. Gross                          Common Stock                     ________                   (4)
Jonathan M. Jaffe                       Common Stock                     ________                   (4)
R. Kirk Landon                          Common Stock                     ________                   (4)
Sidney Lapidus                          Common Stock                     ________                   (4)
Stuart A. Miller                        Common Stock                     ________                   (4)
                                        Class B Common Stock             ________(2)        ________%
Allan J. Pekor                          Common Stock                     ________                   (4)
Herve Ripault                           Common Stock                     ________                   (4)
Steven J. Saiontz                       Common Stock                     ________(2)(3)             (4)
Donna E. Shalala                        Common Stock                     ________                   (4)
Robert J. Strudler                      Common Stock                     ________                   (4)
Directors and Officers as a
     Group (17 persons)                 Class B Common Stock             ________           ________%
                                        Common Stock                     ________           ________%

-------------------
(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 20, 2003. Those options include options held by Irving Bolotin relating to ________shares, Steven L. Gerard relating to _______ shares, Bruce E. Gross relating to ________shares, Jonathan M. Jaffe relating to ________shares, R. Kirk Landon relating to ________shares, Sidney Lapidus relating to ________shares, Stuart A. Miller relating to ________shares, Allan J. Pekor relating to ________shares, Herve Ripault relating to _________ shares, Steven J. Saiontz relating to ________shares, Robert J. Strudler relating to ________ shares, and all directors and executive officers relating to ________shares.

(2) Stuart A. Miller and Steven J. Saiontz's wife are trustees and beneficiaries of trusts that directly or indirectly hold the limited partner interests in two partnerships that together own 9,671,961 shares of Class B Common Stock (other than minor limited partnership interests they own directly). Stuart A. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships. Because of that, Stuart A. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares.

(3) Does not include 9,000 shares of Class B Common Stock held by Steven J. Saiontz's wife.

(4)      Less than 1%.

         Because each outstanding share of Class B Common Stock is entitled to ten votes, Stuart A. Miller has the power to cast __________ votes, which is __% of the combined votes that can be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group have the power to cast ___________ votes, which is __% of the combined votes that can be cast by all the holders of Common Stock and Class B Common Stock.

                              ELECTION OF DIRECTORS

         Our directors are divided into three classes. The directors serve for terms of three years, and the term of one class of directors expires each year. Our Certificate of Incorporation and By-Laws provide that each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The persons named in the accompanying Proxy will vote for the following four people as directors to serve until the 2006 Annual Meeting of Stockholders:

                                                                                            DIRECTOR     TERM
NAME OF DIRECTOR                                                                   AGE       SINCE      EXPIRES
----------------                                                                   ----     --------    -------
                 NOMINATED TO SERVE UNTIL THE 2006 ANNUAL MEETING OF STOCKHOLDERS
Steven L. Gerard                                                                    57        2000        2003
Jonathan M. Jaffe                                                                   43        1997        2003
Sidney Lapidus                                                                      65        1997        2003
Herve Ripault                                                                       62        2000        2003
                                        OTHER DIRECTORS
Irving Bolotin                                                                      70        1974        2004
R. Kirk Landon                                                                      73        1999        2004
Donna E. Shalala                                                                    62        2001        2004

Stuart A. Miller (1)                                                                45        1990        2005
Steven J. Saiontz (1)                                                               44        1990        2005
Robert J. Strudler (1)                                                              60        2000        2005

----------------------
(1)      Executive Committee member.

         Steven L. Gerard is the Chairman and Chief Executive Officer of Century Business Services, Inc. From July 1997 to October 2000, Mr. Gerard was Chairman and Chief Executive Officer of Great Point Capital, Inc. Mr. Gerard was previously Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc., and its successor, Ocean View Capital, Inc., from September 1992 to July 1997. Mr. Gerard is also a director of Fairchild Corporation, Timco Aviation Services, Inc. and Joy Global, Inc. Mr. Gerard joined our Board upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000.

         Jonathan M. Jaffe has been one of our Vice Presidents since 1994. For more than five years before that, he held executive positions with several of our subsidiaries.

         Sidney Lapidus has been a Partner of Warburg, Pincus & Co. and a Managing Director of E.M. Warburg, Pincus & Co., LLC (and its predecessor) since 1974 and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves on the boards of directors of Information Holding, Inc., Knoll, Inc. and Radio Unica Communications Corp., as well as a number of private companies.

         Herve Ripault has been an Associate of Optigestiom S.A., a French fund management company, since November 1991. Mr. Ripault retired in October 1991 as Chairman of the Board of Delahaye--Ripault, S.A., Agent de Change, a member of the Paris Stock Exchange, Paris, France. Mr. Ripault had been associated with that firm from June 1985 until his retirement. Mr. Ripault was associated with Societe des Maisons Phenix, a homebuilding company in France, from 1979 to 1985, during which time he was Executive Vice President--Finance. Mr. Ripault joined our Board upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000.

         Irving Bolotin was a Senior Vice President of our Company until he retired on December 31, 1998. He had held that position for more than five years before his retirement. Mr. Bolotin also serves on the Board of Directors of Rechtien International Trucks, Inc.

         R. Kirk Landon is the President of The Kirk Foundation and President of The Kirk A. and Dorothy P. Landon Foundation, Chairman of Innovative Surveillance Technology and Chairman of Orange Clothing Company. He is also Vice Chairman of the Board of Trustees of Barry University. From 1980 to 1999, he was Chairman of the Board of American Bankers Insurance Group and from 1991 to 1998, he was a Director of the Federal Reserve Bank, Atlanta/Miami Branch.

         Donna E. Shalala is Professor of Political Science and President of the University of Miami. She served as U.S. Secretary of Health and Human Services from January 1993 to January 2001. She was Chancellor of the University of Wisconsin-Madison from 1987 to 1993. Dr. Shalala also served as the President of Hunter College from 1980 to 1987, and as Assistant Secretary at HUD during the Carter administration. A distinguished political scientist, she has been a professor at Syracuse University, Columbia University of New York, and the University of Wisconsin. Dr. Shalala is a member of the Council on Foreign Relations.

         Stuart A. Miller has been our President and Chief Executive Officer since April 1997. For more than five years prior to that, he was one of our Vice Presidents. He is the Chairman of the Board of LNR Property Corporation, our former wholly-owned subsidiary which we spun-off in October 1997. He is a Director of Union Bank of Florida. Mr. Miller is the brother-in-law of Steven J. Saiontz.

         Steven J. Saiontz has been the Chairman of Union Bank of Florida since December 2002. For more than five years before that, he was the Chief Executive Officer of LNR Property Corporation. He is a Director of LNR Property Corporation. Mr. Saiontz is the brother-in-law of Stuart A. Miller.

         Robert J. Strudler was elected as our Vice Chairman of the Board and Chief Operating Officer upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000. Prior to joining our Company, Mr. Strudler had been Chairman and Co-Chief Executive Officer of U.S. Home Corporation since May 1986. Mr. Strudler served as Chairman of the High Production Home Builders Council of the National Association of Home Builders from 1991 to 1994. In 2000, Mr. Strudler was inducted into the National Association of Home Builders Hall of Fame.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the annual compensation, long-term compensation and all other compensation for our Chief Executive Officer and for the four additional executive officers who together were our five highest paid executive officers for the year ended November 30, 2002:

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                                        -------------------
                                                                     OTHER ANNUAL
NAME AND PRINCIPAL POSITION   YEAR         SALARY($)  BONUS(1)($)   COMPENSATION($)
---------------------------   ----         ---------  -----------   ---------------
Stuart A. Miller              2002          600,000    8,757,100           --
   President and Chief        2001          600,000    5,775,100           --
   Executive Officer          2000          600,000    2,817,300           --

Robert J. Strudler            2002          800,000    3,852,800           --
   Vice Chairman and          2001          800,000    2,038,300           --
   Chief Operating Officer    2000(4)       475,000    1,200,000           --

Jonathan M. Jaffe             2002          500,000    3,963,900           --
   Vice President             2001          500,000    1,782,900           --
                              2000          400,000    1,408,400           --

Bruce E. Gross                2002          450,000      640,000           --
   Vice President and         2001          450,000      540,000           --
   Chief Financial Officer    2000          425,000      425,000           --

Allan J. Pekor                2002          300,000      675,000           --
   Vice President             2001          300,000      525,000           --
                              2000          300,000      457,300           --

                                             LONG-TERM COMPENSATION
                                             ----------------------
                                          AWARDS               PAYOUTS
                                         -------               -------
                                 RESTRICTED                                   ALL OTHER
                                   STOCK         OPTIONS/        LTIP       COMPENSATION
NAME AND PRINCIPAL POSITION      AWARDS(2)($)      SARs        PAYOUTS($)      (3)($)
---------------------------      ------------    --------      ----------   ------------
Stuart A. Miller                         --          --           --           7,100
   President and Chief                   --          --           --           6,700
   Executive Officer              1,843,750          --           --           6,800

Robert J. Strudler                       --          --           --           7,100
   Vice Chairman and                     --          --           --           7,500
   Chief Operating Officer          921,875          --           --           6,200

Jonathan M. Jaffe                        --          --           --           7,100
   Vice President                        --          --           --           6,700
                                  1,843,750          --           --           6,800

Bruce E. Gross                           --          --           --           7,100
   Vice President and                    --          --           --           6,700
   Chief Financial Officer        1,106,250          --           --           6,700

Allan J. Pekor                           --          --           --           7,100
   Vice President                        --          --           --           6,700
                                    553,125          --           --           6,800

-------------------
(1) Annual bonus represents amount earned during the year. Cash payment of a portion of the bonus may be deferred to subsequent years.

(2) At November 30, 2002, a total of 740,500 shares of Common Stock, with an aggregate market value of $39,261,310 on that day, that had been awarded to employees as restricted shares under our 2000 Stock Option and Restricted Stock Plan were still subject to restrictions. The shares vest (i.e., cease being subject to restrictions) over five years from the time they were awarded. Holders of restricted shares are entitled to the dividends on the shares and can vote the shares. The restricted shares outstanding on November 30, 2002 included 90,000 shares for Stuart A. Miller (with a market value on that day of $4,771,800), 45,000 shares for Robert J. Strudler (with a market value on that day of $2,385,900), 90,000 shares for Jonathan M. Jaffe (with a market value on that day of $4,771,800), 54,000 shares for Bruce E. Gross (with a market value on that day of $2,863,080) and 27,000 shares for Allan J. Pekor (with a market value on that day of $1,431,540).

(3) Consists of matching payments by us under the 401(k) aspect of our Employee Stock Ownership/401(k) Plan, term life insurance premiums and long-term disability insurance premiums paid by us as follows:

                                                                          LONG-TERM
                                       401(K)           TERM LIFE         DISABILITY
                                      MATCH($)         INSURANCE($)       INSURANCE($)
                                      --------         ------------      ------------
Stuart A. Miller      2002             5,500                900               700
                      2001             5,100                900               700
                      2000             5,100              1,000               700

Robert J. Strudler    2002             5,500                900               700
                      2001             5,100              1,900               500
                      2000(4)          5,100                900               200

Jonathan M. Jaffe     2002             5,500                900               700
                      2001             5,100                900               700
                      2000             5,100              1,000               700

Bruce E. Gross        2002             5,500                900               700
                      2001             5,100                900               700
                      2000             5,100                900               700

Allan J. Pekor        2002             5,500                900               700
                      2001             5,100                900               700
                      2000             5,100              1,000               700

(4) Does not include compensation from U.S. Home Corporation before we acquired it on May 3, 2000.

         Directors who are not our employees were paid annual fees of $10,000 plus $2,500 for each Board Meeting attended in person, $500 for each Board Meeting in which they participated by conference communications equipment and $500 for each committee meeting in which they participated as a member of such committee. On January 23, 2003, these annual fees were changed to $30,000 per year, payable half in cash and half with restricted shares of our stock that vest over three years, plus $2,000 for each Board Meeting and $1,000 for each committee meeting attended in person (but only one fee for all meetings attended on a single day) and $500 for each quarterly Board Meeting and $250 for each other Board or committee meeting attended by conference telephone or video equipment. Audit Committee members receive an additional $2,500 for each meeting attended, even if there are other meetings on the same day. Directors may elect to defer payment of fees until their retirement, resignation or death, and may elect to receive the deferred payments in cash or shares of our Common Stock. Directors who are not our employees are also granted, as of the date of each annual stockholders' meeting, options to purchase 1,000 shares of our Common Stock at a price equal to the market value of the stock on that date. The options become exercisable on the one year anniversary of the grant date. Directors who are also our employees receive no additional remuneration for services as directors.

         The following table summarizes our equity compensation plans as of November 30, 2002 under which we have issued stock options:

                                                                                           NUMBER OF SHARES
                                                                                       REMAINING AVAILABLE FOR
                            NUMBER OF SHARES TO           WEIGHTED-AVERAGE              FUTURE ISSUANCE UNDER
                               BE ISSUED UPON            EXERCISE PRICE OF               EQUITY COMPENSATION
                                EXERCISE OF                 OUTSTANDING                    PLANS (EXCLUDING
                            OUTSTANDING OPTIONS,         OPTIONS, WARRANTS               SHARES REFLECTED IN
                            WARRANTS AND RIGHTS              AND RIGHTS                      COLUMN (a))
    Plan Category                   (a)                         (b)                              (c)
-----------------------    -----------------------    -------------------------      ---------------------------
Equity compensation
plans approved by
stockholders (1)                  2,413,674                  $  31.96                          1,697,300

Equity compensation
plans not approved
by stockholders (2)                       -                         -                                  -
                                  ---------                  --------                          ---------

Total                             2,413,674                  $  31.96                          1,697,300
                                  =========                  ========                          =========

(1) Our 2000 Stock Option and Restricted Stock Plan, which was approved by our stockholders, authorizes us to issue shares of restricted stock, as well as options. Through November 30, 2002, we had issued a total of 805,000 shares of restricted stock (net of shares that were forfeited) and were authorized to issue up to an additional 195,000 shares of restricted stock.

(2) We have a deferred compensation plan, which was not required to be submitted to our stockholders for approval, under which senior management can defer compensation, which may include restricted shares prior to such shares' vesting and may include shares subject to options prior to expiration.
At November 30, 2002, we were committed to issue 60,000 shares of Common Stock at future dates as deferred compensation.

        Under our Deferred Compensation Plan, senior management can defer cash compensation, return to us restricted shares before they vest, or deliver to us shares he or she is entitled to receive on exercise of stock options, and receive in exchange our agreement to pay at a later date the amount of compensation deferred, plus a return on the cash compensation based on hypothetical investments selected by the person. The person who defers compensation may elect to receive the deferred compensation in cash, except that a person who returns restricted shares may only receive the deferred compensation in the form of shares of our Common Stock.

         The following table sets forth information about options which were granted to our Chief Executive Officer and to our four additional highest paid executive officers during the fiscal year ended November 30, 2002:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      Individual Grants                           Potential Realizable
                                                      -----------------                                   Value at
                                                Percent of                                         Assumed Annual Rates
                                  Number of       Total                                               of Stock Price
                                 Securities      Options/        Exercise                              Appreciation
                                 Underlying    SARs Granted       or Base                             for Option Term
                                Options/SARs   to Employees        Price        Expiration            ---------------
Name                             Granted(#)   in Fiscal Year      ($/Sh)           Date              5%($)       10%($)
----                            ------------  --------------     --------       -----------       --------      -------
Stuart A. Miller                   8,101          1.47%           52.64          1/25/12           268,184      679,630
                                   1,899          0.35%           57.90          1/25/07            17,622       51,032

Robert J. Strudler                10,000          1.82%           52.64          1/25/12           331,050      838,946

Jonathan M. Jaffe                  2,000          0.36%           52.64          1/25/12            66,210      167,789

Bruce E. Gross                    10,000          1.82%           52.64          1/25/12           331,050      838,946

Allan J. Pekor                    10,000          1.82%           52.64          1/25/12           331,050      838,946

         The options reflected in the table above were granted under our 2000 Stock Option and Restricted Stock Plan. We typically grant options with a vesting period of 4 years.

         The following table sets forth information about option/SAR exercises in the fiscal year ended November 30, 2002 and options/SARs held as of the end of that year for our Chief Executive Officer and our four additional highest paid executive officers:

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                            NUMBER OF
                                                                           SECURITIES               VALUE OF
                                                                           UNDERLYING              UNEXERCISED
                                                                           UNEXERCISED            IN-THE-MONEY
                                                                          OPTIONS/SARs            OPTIONS/SARs
                                                                            AT FISCAL               AT FISCAL
                                                                           YEAR-END(#)           YEAR-END($)(2)
                                SHARES                                     -----------           --------------
                              ACQUIRED ON            VALUE               EXERCISABLE(E)/         EXERCISABLE(E)/
NAME                           EXERCISE           REALIZED($)(1)        UNEXERCISABLE(U)        UNEXERCISABLE(U)
----                          -----------         --------------        ----------------        ----------------
Stuart A. Miller                262,355             10,850,858              24,645 (E)              880,485 (E)
                                                                            75,000 (U)            2,167,143 (U)

Robert J. Strudler               33,334              1,255,650               1,000 (E)               16,380 (E)
                                                                            52,333 (U)            1,300,875 (U)

Jonathan M. Jaffe                40,000              1,541,200              71,750 (E)            2,653,675 (E)
                                                                           123,000 (U)            4,287,380 (U)

Bruce E. Gross                       --                     --              30,484 (E)            1,054,094 (E)
                                                                            50,000 (U)            1,241,840 (U)

Allan J. Pekor                   45,605              1,920,552                   1 (E)                   37 (E)
                                                                            63,787 (U)            1,888,236 (U)

----------------------

     (1) Based upon the difference between the exercise price of the options/SARs and the market prices of our Common Stock on the dates on which the stock options were exercised.

     (2) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of our Common Stock on November 30, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. They are required to furnish us with copies of the forms they file pursuant to Section 16(a). Based solely on our review of the copies of forms we have received, we believe that our directors, officers and greater than 10% beneficial owners made all required filings, except that (i) Jonathan M. Jaffe did not file until December 27, 2002 a Form 4 relating to a gift of 771 shares on May 30, 2001, a gift of 274 shares on June 7, 2001, a sale of 30,554 shares on October 8, 2001, a sale of 7,500 shares on January 30, 2002, a sale of 7,500 shares on February 6, 2002, and a gift of 1,140 shares on December 23, 2002, and (ii) Bruce E. Gross did not file until January 10, 2003 a Form 4 relating to a gift of 100 shares on December 23, 2002.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

         Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Stock Option Committee, a Directors and Officers Stock Option Committee and an Independent Directors Committee.

         The Audit Committee (formerly called the Audit and Nominating Committee) consisted of Messrs. Landon and Gerard and since January 10, 2002 has also included Mr. Bolotin. Our Board has not yet determined that any of those persons is an audit committee financial expert, as that term is defined in rules adopted by the SEC in January 2003. The Audit Committee met four times during fiscal 2002. Our Board has adopted a new charter for the Audit Committee that, among other things, complies with requirements of the Sarbanes-Oxley Act of 2002 and SEC rules adopted as required by that Act. A copy of that charter is Annex I to this Proxy Statement. Under its new charter, the principal functions of the Audit Committee are: (1) oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors' independence, qualifications and performance and the performance of our internal auditors, (2) providing an open line of communication among our independent auditors, our internal auditors, our employees and our Board and (3) preparing the report that appears in our annual meeting proxy statement. Its responsibilities also include direct supervision of our internal auditors, selecting and determining the compensation of our independent auditors, pre-approving all audit and non-audit services rendered to us by our independent auditors, meeting regularly with our auditors, our management and our internal auditors, reviewing any issues regarding accounting or internal controls, including any significant deficiencies in our internal controls reported to us by our Chief Executive Officer or our Chief Financial Officer, and receiving and reviewing complaints regarding accounting, internal controls or auditing matters, including anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

         The Compensation Committee consisted of Messrs. Landon and Ripault and since January 10, 2002 has also included Mr. Bolotin. The Compensation Committee met twice during fiscal 2002. Its principal functions are: recommending to the full Board how our principal executive officer should be compensated, setting compensation policies and reviewing management decisions regarding compensation of our senior executives other than our principal executive officer. In addition, the Committee makes recommendations to the Board regarding incentive-compensation plans and equity-based plans that will apply to our senior management.

         The Nominating and Corporate Governance Committee is a new committee. Its members have not yet been selected and it did not meet during fiscal 2002 (during fiscal 2002, nominations for directors were a responsibility of the Audit and Nominating Committee, which now is the Audit Committee). Its principal functions are to identify individuals qualified to serve on the Board, recommend the persons the Board should nominate for election at our annual meeting of stockholders and develop and recommend to our Board corporate governance principles applicable to our Company.

         The Stock Option Committee consisted of Messrs. Leonard Miller and Stuart Miller until Leonard Miller's death on July 28, 2002, and of Stuart Miller and Robert Strudler after September 19, 2002. The Stock Option Committee met four times during fiscal 2002. Its principal functions are: granting options under our stock option plans, setting the terms of these options and administering the stock option plans. In some instances, Stock Option Committee awards of stock options are subject to Board of Directors approval.

         The Directors and Officers Stock Option Committee was created to administer the issuance of stock options and stock appreciation rights and grants of restricted stock awards to officers and directors of our Company. The Committee consisted of Messrs. Landon and Ripault and since January 10, 2002 has also included Mr. Bolotin. The Directors and Officers Stock Option Committee met twice during fiscal 2002.

         Until November 30, 2002, our by-laws required that any significant transactions that we have with LNR Property Corporation (LNR) or its subsidiaries, including significant decisions regarding Lennar Land Partners (a land joint venture of which we and LNR each own 50%), be approved by an Independent Directors Committee, which consists entirely of members of our Board who are not directors of LNR, or officers or employees of LNR or us. The Independent Directors Committee consisted of Messrs. Lapidus, Landon and Bolotin until September 19, 2002, and since that date has included all of our Directors who are not employees (which resulted in the addition of Ms. Shalala and Messrs. Ripault and Saiontz), except that Mr. Saiontz does not attend meetings at which transactions or conflicts with LNR are being discussed or vote with regard to those matters. The committee met three times during fiscal 2002.

         Our Board normally meets quarterly, but holds additional special meetings when required. During fiscal 2002, the Board met five times. Each director attended all the meetings of the Board which were held while he or she was a director and at least 80% of the total number of meetings of each committee of the Board on which he or she was serving.

                       CODE OF BUSINESS CONDUCT AND ETHICS

         We have a Code of Business Conduct and Ethics that applies to all our employees, including our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer. The Code of Business Conduct and Ethics is Annex II to this Proxy Statement. It is also available on our website at www.lennar.com.

                   TRANSACTIONS WITH LNR PROPERTY CORPORATION

         Stuart A. Miller, our President and Chief Executive Officer, is the Chairman of the Board of LNR. Partnerships primarily owned by trusts of which he is a trustee, and he and members of his family are the beneficiaries, own approximately 30.4% of LNR's stock, and Mr. Miller owns approximately 1.4% of LNR's stock. Through the partnerships and his direct ownership, Mr. Miller has the power to cast approximately 81.6% of the votes that can be cast by LNR's stockholders. LNR was a division, and then a wholly-owned subsidiary, of ours until we distributed LNR's stock to our stockholders in 1997.

         We and LNR each own 50% of Lennar Land Partners and several other partnerships, from which we frequently purchase land we use in our homebuilding operations. During the year ended November 30 2002, we paid $83.0 million to purchase land from Lennar Land Partners and the other partnerships. We believe the prices at which we have purchased land and other properties from Lennar Land Partners and the other partnerships have approximated fair value. During the year ended November 30, 2002, we received fees totaling $7.9 million for managing Lennar Land Partners and the other partnerships.

         Until December 2002, an agreement we entered into with LNR in 1997 prevented us from engaging in businesses of the type in which LNR was principally engaged in 1997, and prevented LNR from engaging in businesses of the type in which we were principally engaged in 1997. Those provisions have now expired. However, our Board and LNR's Board are considering reinstating them because they feel those provisions have helped LNR and us work cooperatively in partnerships and other joint endeavors.

         Steven Saiontz, one of our directors, was until December 2002, the Chief Executive Officer of LNR. Although he no longer occupies that position, he continues to be a director of LNR. Also, his wife (who is Stuart Miller's sister) is a beneficiary of the trusts described above that indirectly own a large amount of LNR stock.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee (formerly the Audit and Nominating Committee) oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors. Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the current listing standards of the New York Stock Exchange. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements for the year ended November 30, 2002 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed the auditors' independence with the auditors.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2002 for filing with the Securities and Exchange Commission. The Audit Committee's recommendation was considered and approved by the Board of Directors.

                                    R. KIRK LANDON, Chairman
                                    STEVEN L. GERARD
                                    IRVING BOLOTIN

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors presents this report to describe the compensation policies it applied with regard to our executive officers for fiscal 2002, and the basis for the compensation of Stuart
A. Miller, who served as our President and Chief Executive Officer during fiscal 2002.

         Each year, the Compensation Committee reviews the compensation of each of our employees and each employee of our subsidiaries whose base salary for the prior year exceeded a specified amount ($200,000 for the year 2002). This review includes salary for the prior year, the anticipated bonus, if any, for the prior year (the actual bonus usually has not yet been computed) and management's recommendations as to salary and bonus formulae for the following year (except that there is no management recommendation as to the Chief Executive Officer). The bonus formulae for our highest paid executive officers and other employees is based on net income, return on net assets/return on capital and other factors that vary depending on an employee's responsibilities.

         The Compensation Committee almost always accepts our management's recommendations as to all but our highest paid executive officers. This is because our management is more familiar than anyone on the Compensation Committee with the individual employees, with prevailing levels of compensation in areas in which particular employees work and with other factors affecting compensation decisions. Additionally, our management has primary responsibility for hiring and motivating employees, and for profitability of operations. However, the Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management's compensation decisions have been made responsibly, and have promoted our policy of attempting to compensate employees in the mid-range of what is customary for comparable work in applicable geographic areas.

         The Compensation Committee reviews in greater depth the recommendations of the Chief Executive Officer regarding compensation of our most highly paid executive officers. This review includes both proposed salaries and bonus formulae.

         At meetings in January and September of 2002, the Compensation Committee reviewed the compensation of Stuart A. Miller, our Chief Executive Officer. The Compensation Committee discussed the contributions Mr. Miller had made as our primary executive officer, and his expected future contributions. The Committee determined Mr. Miller's compensation with regard to fiscal 2002 to be a base salary of $600,000, plus a bonus based on our consolidated pretax income, the percentage of which can vary from 0.50% to 1.00% depending on our return on net capital during the fiscal year. The Compensation Committee was aware that Mr. Miller also received during fiscal 2002 substantial compensation for serving as Chairman of the Board of LNR.

         At its January and September 2002 meetings, the Compensation Committee also reviewed in detail and approved the management recommendations regarding compensation of the four most highly paid executive officers in addition to Mr. Miller. Specifically, the committee approved the compensation of Robert J. Strudler, Jonathan M. Jaffe, Bruce E. Gross and Allan J. Pekor.

                                    R. KIRK LANDON, Chairman
                                    HERVE RIPAULT
                                    IRVING BOLOTIN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Irving Bolotin, who was elected to the Compensation Committee in January of 2002, was our Senior Vice President until his retirement in December 1998.

                                    PROPOSALS

                   PROPOSAL TO INCREASE THE AUTHORIZED SHARES
                    OF COMMON STOCK AND CLASS B COMMON STOCK

         At a meeting held on February 12, 2003, our Board of Directors adopted a resolution declaring it advisable and in the best interests of our stockholders to amend our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 130,000,000 shares, of which 100,000,000 shares are Common Stock and the remaining 30,000,000 shares are Class B Common Stock, to 390,000,000 shares, of which 300,000,000 shares would be Common Stock and the remaining 90,000,000 shares would be Class B Common Stock. Article IV of our Certificate of Incorporation, as it is proposed that it be amended to increase the number of shares of common stock we are authorized to issue, but without the proposed changes described under "Proposal to Change Terms of Class B Common Stock and Rename Common Stock," marked to show changes from the current Article IV, is Annex III to this Proxy Statement.

         As is discussed under "Proposal to Change Terms of Class B Common Stock and Rename Common Stock," we are asking our stockholders to approve at the Annual Meeting amendments to our Certificate of Incorporation that would change the terms of our Class B Common Stock and change the name of our Common Stock to "Class A Common Stock." The proposal to increase the number of shares of common stock we are authorized to issue is not, however, contingent upon our stockholders approving the proposal to change the terms of the Class B Common Stock and rename the Common Stock.

         At November 30, 2002, we had 55,213,621 shares of Common Stock outstanding and 12,558,497 additional shares of Common Stock reserved for issuance upon exercise of outstanding stock options or conversion of outstanding convertible debt securities. At that date, we had 9,700,462 shares of Class B Common Stock outstanding. We were authorized to issue 100,000,000 shares of Participating Preferred Stock and 500,000 shares of Preferred Stock, but there was no outstanding Participating Preferred Stock or Preferred Stock.

Reasons for the Proposal

         Our Board of Directors believes the number of shares of Common Stock that are available for issuance is not sufficient. At November 30, 2002, we had only 32,227,882 shares of authorized Common Stock that were not outstanding or reserved for issuance. We had 20,299,538 shares of authorized Class B Common Stock that were not outstanding, but, as is discussed under "Proposal to Change Terms of Class B Common Stock and Rename Common Stock," if our stockholders approve the amendments to our Certificate of Incorporation that are the subject of that proposal, we will distribute to the holders of our outstanding Common Stock and Class B Common Stock one share of Class B Common Stock for each ten shares of Common Stock or Class B Common Stock held on April 9, 2003. That would increase our outstanding Class B Common Stock to approximately 16,192,000 shares, and leave us with only approximately 13,808,000 shares we could issue.

     Our Board of Directors believes we should have a greater number of authorized shares available for us to use in acquisitions, to sell in order to raise capital, to issue under stock option or other incentive programs, or otherwise to issue. Further, unless the number of shares of Common Stock and Class B Common Stock we are authorized to issue is increased, we would not be able to carry out a meaningful split of our common stock if our Board of Directors determined that a split of our common stock would be in the best interests of our stockholders.

     If the number of authorized shares of Common Stock is increased to 300,000,000 shares, we will have 244,786,379 shares of authorized but unissued Common Stock or treasury stock, of which 13,786,997 shares are reserved for issuance on exercise of stock options or conversion of convertible debt securities (including shares subject to options granted after November 30, 2002). If the number of authorized shares of Class B Common Stock is increased to 90,000,000 shares, we will have 80,299,538 shares of authorized but unissued Class B Common Stock, which would be reduced to approximately 73,808,000 shares if we distribute Class B Common Stock as discussed above. Under the Delaware General Corporation Law, our Board of Directors has the power to issue any authorized but unissued stock or treasury stock without any further action on the part of our stockholders. However, the rules of the New York Stock Exchange require that stockholders approve any acquisition in which a listed company will be issuing more than 18.5% of the total outstanding shares of a class of listed stock. We are subject to that voting requirement.

         The issuance of additional shares of Common Stock or Class B Common Stock could dilute the earnings and book value allocable to each share of Common Stock. Also, if we were to sell or otherwise issue authorized but unissued Common Stock at a time when a takeover is pending or threatened, the issuance of additional Common Stock or Class B Common Stock could discourage the takeover by making it more expensive for the person who wants to take us over to obtain control of us. However, Stuart Miller, our President and Chief Executive Officer, has the power to direct the voting of Class B Common Stock that entitles the holders to cast 63.6% of the votes that can be cast by the holders of all our currently outstanding Common Stock and Class B Common Stock taken together and owns approximately 0.5% of our outstanding Common Stock.
Even if we distribute shares of Class B Common Stock to the holders of our Common Stock and our Class B Common Stock as described under "Proposal to Change Terms of Class B Common Stock and Rename Common Stock," Stuart Miller will be able to direct the voting of Class B Common Stock that entitles the holders to cast approximately 49% of the votes that could be cast by the holders of our Common Stock and Class B Common Stock taken together. Therefore, it is unlikely that anyone would attempt to take us over without Mr. Miller's consent.

Vote Required

     Approval of the proposed amendment to our Certificate of Incorporation increasing the number of authorized shares of Common Stock and Class B Common Stock requires the affirmative vote of the holders of (i) a majority in voting power of all the outstanding Common Stock and Class B Common Stock voting together, and (ii) a majority of the shares of Common Stock that are voted with regard to it. Stuart Miller, who has the power to direct the voting of more than 99.8% of the outstanding Class B Common Stock, and therefore to direct the voting of shares entitled to more than 63.6% in voting power of all the outstanding Common Stock and Class B Common Stock voting together, as well as owning approximately 0.5% of the outstanding Common Stock, says he intends to cause those shares to be voted in favor of the proposed amendment to the Certificate of Incorporation. If he does that, the proposed amendment will receive the required vote of the Common Stock and the Class B Common Stock voting together, even if no other stockholders vote in favor of it. However, the amendment also must be approved by the holders of majority of the outstanding shares of Common Stock that are voted with regard to it. Only if that approval is also obtained will the amendment be adopted.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WE ARE AUTHORIZED TO ISSUE.

                       PROPOSAL TO CHANGE TERMS OF CLASS B
                      COMMON STOCK AND RENAME COMMON STOCK

         At a meeting held on February 12, 2003, our Board of Directors adopted a resolution declaring it advisable and in the best interests of our stockholders to amend our Certificate of Incorporation to change the provisions relating to our Class B Common Stock, primarily to remove the restrictions on transfer of Class B Common Stock and to make the Class B Common Stock no longer convertible into Common Stock, to require that the per share cash dividends be the same with regard to the Common Stock and the Class B Common Stock and to change the name of our Common Stock to "Class A Common Stock." The specific changes are discussed below. Article IV of our Certificate of Incorporation, as it is proposed to be amended both to increase the number of shares of common stock we are authorized to issue, as described under "Proposal to Increase the Authorized Shares of Common Stock and Class B Common Stock" and as proposed to be amended to change the terms of the Class B Common Stock and rename the Common Stock, marked to show changes from the current Article IV, is Annex IV to this Proxy Statement.

         If the proposed amendments are approved by our stockholders, on approximately April 21, 2003, we will distribute to our stockholders of record on April 9, 2003, one share of Class B Common Stock for each 10 shares of Common Stock or Class B Common Stock owned of record on April 9, 2003. Our purpose in doing this will be to increase the number of outstanding shares of Class B Common Stock in order to increase the number of shares of Common Stock that we can issue without causing the Class B Common Stock automatically to be converted into Common Stock (which will happen at any time when the outstanding Class B Common Stock is less than 10% of the outstanding Common Stock and Class B Common Stock taken together). If our stockholders do not approve the proposed amendments to our Certificate of Incorporation changing the terms of the Class B Common Stock, we will not make the distribution of Class B Common Stock.

         We will apply to list the Class B Common Stock on the New York Stock Exchange, if our stockholders approve the proposed amendment to our Certificate of Incorporation. That will provide a market in which our stockholders would be able to trade the Class B Common Stock we distribute to them.

         We are proposing to change the name of our Common Stock to "Class A Common Stock" to be sure that, if both classes of our common stock are publicly traded, there is no confusion about which of the two classes a person is purchasing or selling.

Background

         We have two classes of common stock - Common Stock and Class B Common Stock. Our Common Stock is listed on the New York Stock Exchange. At November 30, 2002, there were 55,213,621 shares of Common Stock outstanding and there were outstanding options and convertible debt securities under which we might be required to issue as many as 12,558,497 additional shares of Common Stock. At that date, 9,700,462 shares of Class B Common Stock were outstanding. Although we are authorized to issue Participating Preferred Stock and Preferred Stock, there are no outstanding shares of either of these types.

         Almost 99.8% of the outstanding Class B Common Stock is held by partnerships created by Leonard Miller, one of Lennar's two founders, who died in July 2002. The partnership interests are now directly or indirectly held by trusts for the benefit of members of Mr. Miller's family (except minor interests that are owned directly by members of the Miller family). Stuart Miller, Lennar's President and Chief Executive Officer, is the sole officer and director of a corporation that has voting control of the Class B Common Stock held by the Miller family partnerships, and personally owns 9,000 shares of Class B Common Stock. The Class B Common Stock held by the Miller family partnerships and by Stuart Miller constitutes 14.9% of the total outstanding shares of our Common Stock and Class B Common Stock combined, but gives the Miller family partnerships the power to cast 63.6% of the votes that can be cast with regard to all our outstanding shares. It is unlikely that the Miller family partnerships would approve a transaction or group of transactions that would increase the number of outstanding shares of Common Stock to the point that the Class B Common Stock is less than 10% of the outstanding Common Stock and Class B Common Stock taken together, and therefore, the Class B Common Stock would automatically be converted into Common Stock, except possibly a merger or similar transaction that would, in effect, be an acquisition of our Company in its entirety on terms that Stuart Miller and the other members of the Miller family find attractive.

         Currently, our Common Stock and our Class B Common Stock are identical in all respects, except that

                  - A share of Common Stock entitles its holder to one vote while a share of Class B Common Stock entitles its holder to 10 votes.

                  - The cash dividends paid with regard to a share of Class B Common Stock in a year cannot be more than 90% of the cash dividends paid with regard to a share of Common Stock in that year.

                  - A holder cannot transfer Class B Common Stock, except to a limited number of Permitted Transferees (primarily close relatives of the Class B stockholder, fiduciaries for the Class B stockholder or for close relatives, and entities in which the Class B stockholder or close relatives are majority owners). There is no restriction on the transferability of Common Stock, other than the need to comply with securities laws and other applicable laws.

                  - Class B Common Stock can at any time be converted into Common Stock, but Common Stock cannot be converted into Class B Common Stock.

                  - Amendments to our Certificate of Incorporation altering the Common Stock or the Class B Common Stock require the approval of a majority of the shares of Common Stock that are voted with regard to them (as well as a majority in voting power of all the outstanding shares of Common Stock and Class B Common Stock combined, and in some instances, a majority of the outstanding Class B Common Stock).

                  - If there is a distribution of common stock, holders of Common Stock receive Common Stock and holders of Class B Common Stock receive Class B Common Stock.

                  - A merger or similar transaction in which the holders of the Class B Common Stock receive per share consideration that is different from the per share consideration received by the holders of the Common Stock must be approved by the holders of a majority of the outstanding Common Stock, as well as receiving whatever other approval may be required by law.

                  - Under Delaware law, certain matters effecting the rights of holders of Class B Common Stock may require approval of the holders of the Class B Common Stock voting as a separate class.

Reasons for the Proposal

         Based upon the shares of Common Stock and Class B Common Stock that were outstanding on February 20, 2003, we can only issue slightly more than 19,500,000 additional shares of Common Stock, whether in connection with acquisitions or otherwise, without creating a possibility that the Class B Common Stock will at some time automatically be converted into Common Stock. Therefore, it is unlikely that the Miller family partnerships would approve transactions that would involve the issuance of more than approximately 19,000,000 shares of Common Stock, except in extraordinary circumstances. Our Board of Directors believes it is in our best interests and the best interests of our stockholders that the Miller family, and particularly Stuart Miller, continue to have voting control of us. However, our Board of Directors also feels it is important that we have the flexibility to use Common Stock in connection with future acquisitions, that we be able to raise funds by selling Common Stock or securities that are convertible into Common Stock and that we be able to use stock in employee compensation plans. During the last 5 years, we have issued 16.5 million shares of Common Stock in acquisitions and have sold convertible debt securities that are convertible into an additional 10.1 million shares of Common Stock (although we have also bought back 9.8 million shares of our Common Stock).

         In 1999, our stockholders authorized us to issue up to 100,000,000 shares of Participating Preferred Stock, so we could use it in acquisitions, and make offerings of it, without creating the possibility that the Class B Common

Stock would automatically be converted into Common Stock. However, we have been advised that, even though the Participating Preferred Stock would be similar in most respects to the Common Stock, at least as the markets currently exist, the Participating Preferred Stock would not be viewed by investors in the same way as the Common Stock in an acquisition or other transaction. Because of that, we have never issued Participating Preferred Stock and have no current plans to issue any.

         It may be particularly important under current market conditions that we have shares of Common Stock we can use in connection with acquisitions. For a number of years, the multiple of price to earnings of the shares of publicly traded homebuilding companies has been lower than that of companies in many industries. The average price/earnings multiple at December 31, 2002 of the [ ] homebuilding companies that make up the ______ index was [ ] compared with an average price/earnings multiple of [ ] for all the shares included in the Standard & Poor's 500 Index. Because of this, publicly traded homebuilding companies with which we have spoken have indicated that, even if they would consider being acquired in a transaction in which their shareholders received our stock, they would not consider being acquired for cash without a very significant premium. This was a factor during the negotiations that led to our acquisition of U.S. Home Corporation in 2000, and we believe it would be a factor in any other acquisition of a publicly held homebuilding company that we might pursue while the price/earnings multiples of homebuilding company stocks are at or near their current level.

         We are always looking at the possibility of acquiring homebuilding or similar companies or their assets. We frequently enter into confidentiality agreements before we begin our exploratory examinations of possible acquisition candidates, and at the date of this Proxy Statement we are a party to confidentiality agreements with regard to a number of homebuilding and other companies, including several publicly held companies. At the date of this Proxy Statement, we are not engaged in full scale due diligence, and are not discussing transaction terms, regarding any company or companies that would materially affect our balance sheet or our income statement. However, if the number of shares of Common Stock we could issue without endangering the Class B Common Stock were increased significantly (as would happen if the Class B Common Stock were changed as proposed and we made the proposed distribution of Class B Common Stock), we may consider attempting to enter into serious acquisition discussions with one or more significant homebuilding companies.

         In order to increase the number of shares of Common Stock we can issue without endangering the Class B Common Stock, our Board has authorized, subject to our stockholders approving the proposed changes to our Class B Common Stock, a distribution to the holders of our Common Stock and of our Class B Common Stock of one share of Class B Common Stock for each 10 shares of Common Stock or Class B Common Stock held of record on April 9, 2003. This is discussed in more detail under "The Proposed Distribution of Class B Common Stock." If the distribution takes place, it will result in our issuing approximately 6,490,000 additional shares of Class B Common Stock (plus even more shares of Class B Common Stock if options that were outstanding on April 9, 2003 are exercised). This would, at least temporarily, increase the number of shares of Common Stock we could issue by approximately 64,900,000 shares. However, if the Class B Common Stock remained essentially non-transferable, the only way holders to whom shares are distributed could sell those shares would be to convert them into Common Stock and sell the Common Stock. Therefore, if we distributed shares of Class B Common Stock to the holders of our Common Stock but did not remove the restriction on transfer of Class B Common Stock, it is likely that most of the Class B Common Stock we distribute to holders of Common Stock would rapidly be converted into Common Stock. This would eliminate the principal reason our Board has approved the proposed distribution of Class B Common Stock. Therefore, the distribution will only serve its principal purpose if the Class B Common Stock is made transferable. The proposed changes to the Class B Common Stock would do this. Further, to avoid the possibility that shares of Class B Common Stock would be converted into Common Stock even if the Class B Common Stock were freely tradable, the proposed amendments to our Certificate of Incorporation would eliminate the ability of a holder of Class B Common Stock to convert it into Common Stock (although they would not eliminate the automatic conversion of Class B Common Stock into Common Stock if the outstanding Class B Common Stock were less than 10% of the outstanding Common Stock and Class B Common Stock taken together

[and the holders of a majority of the Class B Common Stock would have the power to cause the entire class to be converted into Class A Common Stock].

         Making the Class B Common Stock transferable, but not convertible, will not give holders a way of realizing the value of the Class B Common Stock unless there is a market for it. Therefore, we will apply to list the Class B Common Stock on the New York Stock Exchange if our stockholders approve the amendments to our Certificate of Incorporation changing the terms of the Class B Common Stock. Further, we believe investors will find it easier to value the Class B Common Stock if it is as similar as possible to the Common Stock, except for the difference in voting rights. Therefore, the proposed changes to the Class B Common Stock would eliminate the current requirement that the dividends paid with regard to a share of Class B Common Stock in a year not be more then 90% of the dividends paid in that year with regard to a share of Common Stock, and instead require that the per share dividends on the two classes be the same.

         The specific changes to the Class B Common Stock that would be effected by the proposed amendments to our Certificate of Incorporation are as follows:

      CURRENT PROVISION                   PROVISION AS PROPOSED TO BE CHANGED
A holder cannot transfer Class B         Class B Common Stock will be freely
Common Stock, except to a limited        transferable (subject to the
group of Permitted Transferees.          requirements of securities laws and
                                         other laws).

Class B Common Stock may at any time     Class B Common Stock may not be
be converted into Common Stock.          converted into Common Stock, except as
                                         a result of automatic conversion if
                                         the outstanding Class B Common Stock
                                         is less than 10% of the outstanding
                                         shares of Class A Common Stock and
                                         Class B Common Stock taken together,
                                         [and except that holders of a majority
                                         of the Class B Common Stock will have
                                         the power to cause the entire class to
                                         be converted into Class A Common
                                         Stock].

If there is a distribution of common     If there is a distribution of common
stock to the holders of our common       stock to the holders of our common
stock, the holders of Common Stock       stock, we may distribute either Class
receive additional Common Stock and      A Common Stock or Class B Common Stock
the holders of Class B Common Stock      to the holders of both the Class A and
receive additional Class B Common        the Class B Common Stock or we may
Stock.                                   distribute Class A Common Stock to the
                                         holders of the Class A Common Stock
                                         and Class B Common Stock to the
                                         holders of the Class B Common Stock.

Cash dividends with regard to a share    Cash dividends per share will be the
of Class B Common Stock in a year        same with regard to the Class A Common
cannot be more than 90% of the cash      Stock and the Class B Common Stock.
dividends paid with regard to a share
of Common Stock in that year.

         The proposed changes to the Class B Common Stock would eliminate many of the differences between the Common Stock and the Class B Common Stock. After the proposed amendments, the only differences between the Common Stock (renamed Class A Common Stock) and the Class B Common Stock would be as follows:

            COMMON STOCK
(TO BE RENAMED CLASS A COMMON STOCK)             CLASS B COMMON STOCK
Entitles holders to one vote per            Entitles holders to ten votes
share.                                      per share.

Separate approval of Class A Common         No right to vote as a separate
Stock required for amendments to            class with regard to amendments
our Certificate of Incorporation            to our Certificate of
relating to the Class A Common              Incorporation relating to the
Stock or the Class B Common Stock.          Class A Common Stock.

If there is a distribution of               If there is a distribution of
common stock, at the discretion of          common stock, at the discretion
the Company, the holders of Class A         of the Company, the holders of
Common Stock and Class B Common             Class A Common Stock and Class B
Stock may be given the same class           Common Stock may be given the
of common stock (which may be               same class of common stock
either Class A Common Stock or              (which may be either Class A
Class B Common Stock) or the                Common Stock or Class B Common
holders of the Class A Common Stock         Stock) or the holders of the
may be given Class A Common Stock           Class A Common Stock may be
and the holders of the Class B              given Class A Common Stock and
Common Stock may be given Class B           the holders of the Class B
Common Stock.                               Common Stock may be given Class
                                            B Common Stock.

Right to vote as a separate class           No right to vote as a separate
on mergers or similar transactions          class on mergers or similar
in which holders of Class B Common          transactions.
Stock receive per share
consideration which is different
from that received by holders of
Class A Common Stock.

Under Delaware law, certain matters         Under Delaware law, certain
affecting the rights of holders of          matters affecting the rights of
Class A Common Stock may require            holders of Class B Common Stock
approval of the Class A Common              may require approval of the
Stock voting as a separate class.           Class B Common Stock voting as a
                                            separate class.

No automatic conversion into                If the outstanding Class B
another class of stock.                     Common Stock is less than 10% of
                                            the outstanding Class A Common
                                            Stock and Class B Common Stock,
                                            taken together, the Class B
                                            Common Stock is automatically
                                            converted into Class A Common
                                            Stock. [Also, the holders of a
                                            majority of the Class B Common
                                            Stock will have the power to
                                            cause the entire class to be
                                            converted into Class A Common
                                            Stock.]

Change of Name of Common Stock

         As is discussed above, if the proposed changes to the Class B Common Stock are approved, we will distribute shares of Class B Common Stock to the holders of both our Common Stock and our Class B Common Stock, and we will seek to have our Class B Common Stock listed on the New York Stock Exchange. We are concerned that if one of the two classes of our publicly traded stock is called "Common Stock," there may be confusion about whether that is a generic term for both classes of our common stock, or whether it is the name of one of the two classes. Therefore, to avoid any possible confusion, the proposed amendments to our Certificate of Incorporation would change the name of what currently is called "Common Stock" to "Class A Common Stock."

         If the name of the Common Stock is changed to "Class A Common Stock," there will be no need to exchange certificates that state they represent our Common Stock for certificates that state they represent our Class A Common Stock. However, anybody who wants to exchange certificates will be able to do so. All certificates issued after the amendments to our Certificates of Incorporation become effective will state that they represent Class A Common Stock.

The Proposed Distribution of Class B Common Stock.

         If the proposed amendments to our Certificate of Incorporation changing the terms of the Class B Common Stock and renaming the Common Stock are approved, we will distribute on approximately April 21, 2003 to the holders of record of our Common Stock and the holders of record of our Class B Common Stock on April 9, 2003, one share of Class B Common Stock for each 10 shares of Common Stock or Class B Common Stock owned of record on April 9, 2003. We will not issue fractional shares of Class B Common Stock, but will pay cash in lieu of issuing fractional shares on the basis of the average of the mean of the high and low sale prices of the Class B Common Stock in when issued trading reported on the New York Stock Exchange on each of the five trading days ending on, and including, April 17, 2003.

         Assuming we do not issue or repurchase a significant number of shares between February 20, 2003 and April 9, 2003, we would be distributing approximately 6,490,000 shares of Class B Common Stock. This would increase the number of outstanding shares of Class B Common Stock to approximately 16,190,000 shares and would enable us to issue more than 79,000,000 additional shares of Class A Common Stock without creating the possibility that the Class B Common Stock might automatically be converted into Class A Common Stock. In addition, anti-dilution provisions of options issued under our employee stock option plans that are outstanding on April 9, 2003 would entitle the holders to receive on exercise, in addition to the shares of Class A Common Stock as to which they are exercised, one share of Class B Common Stock with regard to each 10 shares of Class A Common Stock as to which they are exercised. This could result in our issuing an additional approximately 364,000 shares of Class B Common Stock, which would increase the number of shares of Class A Common Stock we could issue without endangering the Class B Common Stock by 10 shares for each share of Class B Common Stock we issue upon exercise of those options. The distribution of shares of Class B Common Stock with regard to our Common Stock would also change our obligations with regard to our convertible debt securities, but that change would be to increase the number of shares of Class A Common Stock we are required to issue on conversion of the convertible debt securities, rather than to require us to issue additional shares of Class B Common Stock.

         The distribution of the Class B Common Stock would affect the voting power of the Miller family partnerships and of Stuart Miller. As noted above, Stuart Miller, primarily through the Miller family partnerships, has the power to cast approximately 63.6% of the votes that can be cast by the holders of all our outstanding Common Stock and Class B Common Stock. After the distribution, the shares held by the Miller family partnerships and Stuart Miller would entitle them to cast only approximately 49.0% of the votes that can be cast by the holders of all our outstanding Class A Common Stock and Class B Common Stock. Despite this, Stuart Miller supports the proposed distribution of Class B Common Stock.

Tax Effects of Class B Common Stock Distribution

         The proposed distribution of Class B Common Stock to holders of Common Stock and holders of Class B Common Stock would not result in taxable income or gain to the persons to whom it is distributed. A holder's basis in the Common Stock or Class B Common Stock with regard to which a distribution is made would be allocated between the shares already owned and the newly distributed Class B Common Stock on the basis of their respective market values immediately after separate post-distribution trading in the two classes begins. Cash paid in lieu of a fractional share will be treated as a redemption of the fractional share. Therefore, the holder will have a taxable gain or loss equal to the difference between the portion of the holder's basis allocable to the fractional share and the amount the holder receives in lieu of the fractional share.

Vote Required

         Approval of the proposed amendments to our Certificate of Incorporation changing the terms of the Class B Common Stock and changing the name of the Common Stock to Class A Common Stock requires the affirmative vote of the holders of (i) a majority in voting power of all the outstanding Common Stock and Class B Common Stock voting together, (ii) a majority of the shares of Common Stock that are voted with regard to the proposal and (iii) a majority of the outstanding shares of Class B Common Stock that are voted with regard to the proposal. Stuart Miller, who has the power to direct the voting of more than 99.8% of the outstanding Class B Common Stock, and therefore to direct the voting of shares entitled to more than 63.6% in voting power of all the outstanding Common Stock and Class B Common Stock voting together, as well as owning approximately 0.5% of the outstanding Common Stock, says he intends to cause those shares to be voted in favor of the proposed amendments to the Certificate of Incorporation. If he does that, the proposed amendments will receive the required vote of the Common Stock and the Class B Common Stock voting together, and of the Class B Common Stock voting separately, even if no other stockholders vote in favor of them. However, the amendments also must be approved by the holders of majority of the shares of Common Stock that are voted with regard to them. Only if that approval is also obtained will the amendments be adopted.

THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR APPROVAL OF THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION CHANGING THE TERMS OF THE CLASS B COMMON STOCK AND CHANGING THE NAME OF THE COMMON STOCK TO CLASS A COMMON STOCK.

         PROPOSAL TO APPROVE NEW STOCK OPTION AND RESTRICTED STOCK PLAN

         On February 12, 2003, our Board of Directors adopted, subject to approval by our stockholders, the Lennar Corporation 2003 Stock Option and Restricted Stock Plan (the Plan). Alternative versions of the Plan, assuming the amendments to our Certificate of Incorporation described under "Proposal to Change Terms of Class B Common Stock and Rename Common Stock" are, and are not, adopted are Annexes V and VI to this Proxy Statement. Stockholders will be asked at the meeting to vote on a proposal to approve whichever version of the Plan is applicable in view of the results of the voting upon the proposal to change the Class B Common Stock and rename the Common Stock.

         The purpose of the Plan is to encourage and enable those of our officers, employees and directors, and the officers, employees and directors of our subsidiaries, upon whose judgment, initiative and efforts we and our subsidiaries largely depend for the success of our business, to acquire proprietary interests in us, and by doing so, to stimulate the efforts of those officers, employees and directors on our behalf and on behalf of our subsidiaries and strengthen their desire to remain officers, employees or directors of us or our subsidiaries.

         Under the Plan, a committee appointed by our Board of Directors (which may be the Board itself) may grant stock options, separately or together with stock appreciation rights, or restricted stock relating to up to 5,000,000 shares of Class A Common Stock or, if the proposal to approve the changes in the terms of the Class B Common

Stock is approved, Class A Common Stock or Class B Common Stock, subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events. If any option (and any related stock appreciation right) expires, terminates or is cancelled without being exercised, or any restricted stock is forfeited, the shares subject to that option or the forfeited restricted stock may be made the subject of new options, stock appreciation rights or restricted stock awards granted under the Plan. Options granted under the Plan may, or may not, be designated as Incentive Stock Options
(ISOs), which receive special tax treatment, as described under "Tax Consequences," but must meet certain requirements, including that the recipients be employees, that the exercise price be at least 100% of the fair market value of the applicable class of common stock on the date of grant, and that the exercise price of all ISOs held by a person which first become exercisable in a year not exceed $100,000.

         We had a 1997 Stock Option Plan under which we were authorized to grant stock options and stock appreciation rights relating to a total of 3,000,000 shares of Common Stock (plus additional shares with regard to options that were outstanding in November 1997, to take account of the distribution of the stock of LNR Property Corporation to our stockholders), and a 2000 Stock Option and Restricted Stock Plan, which amended and replaced the 1997 Stock Option Plan, and under which we were able to grant options and stock appreciation rights and make restricted stock awards, relating to a total of 4,000,000 shares of Common Stock (including the shares which were still available for additional option grants under the 1997 Stock Option Plan when our Board of Directors adopted the 2000 Plan). If our stockholders approve the Plan, it will replace the 2000 Plan, and therefore, when the Plan becomes effective (which will be immediately after it is approved by our stockholders), no further options, stock appreciation rights or restricted stock awards may be granted under the 2000 Plan or the 1997 Plan.

Reasons for the Plan

         At February 20, 2003, there were [    ] shares available under the 2000
Plan to be made the subject of stock options or restricted stock awards. Our Board feels this is not a sufficient number of shares. During the years ended November 30, 2001 and 2002, we issued options relating to 791,600 and 550,000 shares, respectively. We did not award any shares of restricted stock during those years, but we had issued 860,000 restricted shares during 2000. In January 2003, we issued options relating to an additional 1,228,500 shares. We believe it is important that we be able to make annual option awards and award restricted stock to officers, employees and directors, and that we be able to award stock options and restricted stock to people we are seeking to hire or are asking to become directors, without having to delay the awards until stockholders can approve a new option and restricted stock plan, or an increase in the number of shares available under our existing plan, or to ask people to take awards subject to their being invalidated if a new plan or an amendment to an existing plan is not approved by our stockholders. The Plan would increase the number of shares available to be made the subject of options or issued as restricted stock to 5,000,000 shares.

         In addition, if our stockholders approve the change in the terms of our Class B Common Stock described under "Proposal to Change Terms of Class B Common Stock and Rename Common Stock," it may be desirable to make Class B Common Stock rather than Class A Common Stock (the current Common Stock) the subject of stock options or restricted stock awards. The Plan would let our Stock Option Committee, or whatever other Board committee grants options, specify that particular awards will relate either to Class A Common Stock or to Class B Common Stock.

Options

         The Committee will determine which officers, employees and directors will receive options under the Plan, and the terms of the options granted to particular officers, employees or directors, including, if the changes to the terms of the Class B Common Stock are approved, whether particular options will entitle the holders to purchase Class A Common Stock or Class B Common Stock. However, an option granted under the Plan must expire no more than 10 years after the date of grant. The Committee may determine that particular options will initially become exercisable at specified times or in specified installments, except that no option may be exercisable until at least six months after it is granted, and except that all options will become immediately exercisable if there is a change in control of us. The exercise price of an option will be determined by the Committee (subject to the requirement that if the option is an ISO, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted), and must be paid in cash or by check, unless the Committee permits it to be paid in whole or in part with shares of common stock of either class, valued at their fair market value when the option is exercised. Options granted under the Plan may be assigned or transferred only with the permission of the Committee, given after a determination that transferability will not result in specified negative tax effects and is otherwise appropriate.

Stock Appreciation Rights

         Stock appreciation rights may only be granted with regard to specific stock option grants. A stock appreciation right may not relate to more shares, or shares of a different class, than those that may be issued on exercise of the option to which the stock appreciation right relates. A stock appreciation right gives the holder the right to receive, without payment by the holder, an amount equal to the excess of the fair market value on the date the stock appreciation right is exercised of the shares as to which it is exercised over the amount the holder would have had to pay for those shares if the holder had purchased them by exercising the related stock option. When a stock appreciation right is exercised as to a number of shares, the holder will be deemed to surrender the related option with regard to that number of shares. The Committee may specify that the sum the holder will receive upon exercise of a stock appreciation right will be paid wholly or partly in cash or wholly or partly with Class A or Class B Common Stock valued at its fair market value on the date the stock appreciation right is exercised.

Restricted Stock

         The Committee may (i) authorize the grant of restricted stock (which, if the proposal to change the terms of the Class B Common Stock is approved, may be either Class A Common Stock or Class B Common Stock) to key officers, employees or directors, (ii) fix the price an officer, employee or director must pay for the restricted stock (which may be none), (iii) determine the restrictions applicable to the restricted stock and (iv) impose other conditions with regard to the restricted stock. As to any employee who may be subject to
Section 162(m) of the Internal Revenue Code (i.e., any employee whose compensation is required by SEC rules to be reported in our annual meeting proxy statement), grants of restricted stock must be conditioned upon our achieving performance goals relating to earnings or EBITDA targets, or other operating result targets, separately or together with our subsidiaries, or by particular subsidiaries, divisions or business units. Grants of restricted stock to other employees or directors may be (but are not required to be) conditioned upon achievement of similar performance goals or individual performance goals. Every grant of restricted stock must provide that all or part of the restricted stock will be forfeited if the person to whom the restricted stock is granted ceases to be an employee or director before one or more vesting dates established by the Committee when the restricted stock is granted, unless the officer position, employment or directorship terminates because of death, retirement after reaching 65 years old, disability or under other circumstances which the Committee deems appropriate. The vesting requirement will end if there is a change in control of us.

Tax Consequences Regarding Stock Options and Stock Appreciation Rights

         The principal Federal income tax consequences to an officer, employee or director of the grant of options under the Plan, the exercise of options, and the sale of shares acquired through the exercise of options, are as follows:

         Recipients of options do not have taxable income because of the grant of options to them under the Plan.

 Unless an option is an ISO, when the option is exercised the holder will be treated as receiving ordinary income when the option is exercised equal to the amount by which the fair market value at that time of the stock as to which the option is exercised exceeds the exercise price of the option, and the fair market value of the stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be long-term or short term, depending on how long the shares are held after exercise. The holder of an ISO does not realize any taxable income when the ISO is exercised. The price paid for the stock when the ISO is exercised will be the basis of that stock while it is held by the optionee. When an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock acquired through the exercise exceeds the exercise price is an adjustment to alternative minimum taxable income unless the stock is disposed of in the same year. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a "disqualifying disposition," and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price or (ii) the gain on the sale.

         When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder as a result of the exercise. The holder's basis in any Common Stock received will be its fair market value when the stock appreciation right was exercised.

         When an employee is treated as receiving ordinary income as a result of exercise of a non-ISO or a stock appreciation right, the Company is required to withhold and pay withholding tax due with regard to that ordinary income. The Company may do this by withholding from the employee's compensation, by withholding from the number of shares issued on exercise of the option or stock appreciation right or by requiring payment of the amount required to be withheld before the Company will issue shares upon exercise of the option or stock appreciation right.

         When a non-ISO or a stock appreciation right is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, the Company will, in at least most instances, be entitled to a deduction equal to the ordinary income which the person who exercised the option is treated as having received.

Tax Consequences Regarding Restricted Stock

         When the Committee decides to grant restricted stock to a key officer, employee or director, the Committee must fix one or more dates on which the restricted stock, or portions of it, will vest. If a person ceases to be an officer, employee or director (other than because of death, retirement over age 65, disability, or under other circumstances the Committee deems appropriate, or after there has been a change in control of us), the person will forfeit all restricted shares which have not vested by the time the person ceases to be an officer, employee or director. Because of this, normally there will be no tax to an officer, employee or director (and we will not receive a deduction) when restricted stock is granted to the officer, employee or director. However, each time shares vest (i.e., become non-forfeitable), the officer, employee or director will be taxed on (and we will receive a deduction for) the value of the shares when they vest, and that value will be the officer's, employee's or director's basis in the shares. An employee may, however, elect to be taxed on the value of restricted shares when they are granted to the employee instead of when they vest. If the employee does that, our deduction will be for the value of the shares when they are granted to the employee, and that value will be the employee's basis in the shares.

Accounting Treatment

         Currently, we do not treat either the grant of an option, or the exercise of an option, as generating an expense that is reflected on our consolidated income statement. However, the Financial Accounting Standards Board is considering requiring companies to record the value of stock options as an expense when the stock options are granted. It is not clear how stock options would be valued under the rule being considered. We would, of course, abide by any rule that might be adopted.

         When we award restricted stock to an officer, employee or director, the restricted stock is valued based on the market price of our common stock on the date of grant. Unearned compensation arising from the restricted stock grants is amortized to expense over the period of the restrictions.

Required Vote

         Approval of the Plan requires the affirmative vote of the holders of a majority of the votes which are cast with regard to the proposal to approve the Plan. Stuart Miller, who has the power to direct the voting of shares entitled to more than 63.6% in voting power of all the outstanding Common Stock and Class B Common Stock voting together, has said he intends to cause those shares to be voted in favor of approving the Plan. If he does that, if there is a quorum present at the meeting, the Plan will be approved even if no other stockholders vote to approve it.

         The presence in person or by proxy of the holders of a majority in voting power, but not less than one third in number, of the outstanding shares of capital stock is required for there to be a quorum at the meeting. Shares represented by proxies which indicate the stockholders want to abstain will be treated as being present for the purpose of determining the presence of a quorum, but will not be voted with regard to the Plan. If a broker indicates on a proxy that it does not have authority to vote certain shares with regard to any matters, those shares will not be considered as present.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

                                PERFORMANCE GRAPH

         The following graph compares the five-year cumulative total return of our Common Stock, assuming the reinvestment of dividends, with the Dow Jones U.S. Total Market Index and the Dow Jones Home Construction Index:

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         FISCAL YEAR ENDING NOVEMBER 30
                                   (1997=$100)

                               [PERFORMANCE GRAPH]

          Lennar Corporation        Dow Jones U.S. Total Market Index         Dow Jones Home Construction Index
1997             100                              100                                        100

1998             107                              120                                         97

1999              78                              146                                         72

2000             152                              139                                        113

2001             178                              123                                        145

2002             254                              103                                        171

The graph assumes $100 invested on November 30, 1997 in Lennar Common Stock, the Dow Jones U.S. Total Market Index and the Dow Jones Home Construction Index with the reinvestment of all dividends.

                                  OTHER MATTERS

         Our management does not know of any matters other than those described in this Proxy Statement which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

                                    AUDITORS

         Deloitte & Touche LLP audited our financial statements for the year ended November 30, 2002. We expect representatives of that firm to be present at the Annual Meeting of Stockholders to answer questions. We will give them an opportunity to make a statement if they wish to do so.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP for professional services and related expenses rendered for the audit of the Company's annual financial statements for the fiscal year ended November 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $_______________.

         The fees we paid to Deloitte & Touche for various types of services during the years ended November 30, 2002 and 2001 were as follows:

                                FEES DURING THE YEAR ENDED            FEES DURING THE YEAR ENDED
   TYPE OF SERVICES                  NOVEMBER 30, 2002                    NOVEMBER 30, 2001
Audit services

Audit related services

Tax services

Other services

         Audit related services generally include consents and comfort letters, audits of the Company's employee benefit plans, assistance in understanding and applying financial accounting and reporting standards and accounting assistance with proposed transactions. Tax services are primarily tax compliance services and tax return preparation. Other services are primarily non-consultative
services, and have included [         ]. The Audit Committee (formerly named the
Audit and Nominating Committee) has determined that our auditors' providing those non-audit services does not impair their independence with regard to us.

         Although the Audit Committee has been informed of the types of services Deloitte & Touche has been rendering to us and has determined that Deloitte & Touche's providing those services has been compatible with its maintaining its
independence as to us, until             , 2003, the Audit Committee did not
pre-approve all services rendered by Deloitte & Touche or any other accounting firm. Beginning May 6, 2003, our Audit Committee will select the firm that audits our financial statements, will determine the compensation of that firm, and will pre-approve all services of any type that firm renders to us.

         Our Audit Committee has not at this time selected an accounting firm to audit our financial statements for the year ending November 30, 2003. It will discuss the selection at its meeting scheduled for April 2003.

             STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

         We must receive any proposals that stockholders wish to be included in next year's Proxy Statement at our principal executive offices at 700 N.W. 107th Avenue, Miami, Florida 33172 no later than November 8, 2003.

                                              By Order of the Board of Directors

                                              DAVID B. McCAIN
                                              Secretary

Dated: March 7, 2003

                                                                         ANNEX I

                             AUDIT COMMITTEE CHARTER

                                     PURPOSE

The Audit Committee is appointed by the Board of Directors. Its primary functions are to:

         - Assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, (iv) the performance of the people responsible for the Company's internal audit function and (v) the performance of the Company's independent auditors,

         - Prepare the report that SEC rules require be included in the Company's annual proxy statement, and

         - Provide an open avenue of communication among the Company's independent auditors, its internal auditors, its management and its Board of Directors.

                                  ORGANIZATION

- The Committee will be composed of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a company) or, in the judgement of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee.

- Beginning not later than August 1, 2003, at least one member of the Committee will be a person who has, through education and experience as a public accountant or auditor or a principal financial officer, comptroller or principal accounting officer of a company, or a position of similar functions,

         - an understanding of generally accepted accounting principles and financial statements;

         - experience in (A) the preparation or auditing of financial statements of companies generally similar to the Company, and (B) the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

         -                 experience with internal accounting controls; and

         -                 an understanding of audit committee functions.

- Beginning not later than August 1, 2003, at least one member of the Committee must be independent. Beginning not later than August 1, 2004, all members of the Committee must be independent.

                           (a) A director will not be "independent"

                                    (i)      if the director receives any
                           consulting, advisory, or other compensatory fee from the Company other than fees for serving in his or her capacity as a member of the Board and as a member of Board committees,

                                    (ii)     unless the Board affirmatively
                           determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is not otherwise an affiliate of the Company,

                                    (iii)    if the director is a former
                           employee of the Company, until five years after the employment ended,

                                    (iv)     if the director is, or in the past
                           five years has been, affiliated with or employed by a present or former auditor of the Company or of an affiliate, until five years after the end of either the affiliation or employment with the auditor or the auditing relationship,

                                    (v)      if the director is, or in the past
                           five years has been, part of an interlocking directorate in which a current executive officer of the Company serves or served on the compensation committee of another company that employs the director, or

                                    (vi)     if the director has an immediate
                           family member in any of the categories listed in (iv) or (v), until after a five-year "cooling-off" period or until after the family member is deceased or becomes incapacitated.

         - The Board will designate a member of the Committee to be the chairman of the Committee.

         - The Committee will create its own rules of procedure, including rules regarding notice of meetings, quorum and voting.

         - The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

                                     POWERS

The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the public accounting firm employed by the Company to audit its financial statements by the Company and (b) to any advisors employed by the audit committee.

The Committee may require any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company's investment bankers or with financial analysts who follow the Company.

                                RESPONSIBILITIES

The Committee will from time to time adopt any policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the Committee's responsibility to certify the Company's financial statements or to guarantee the auditors' report.

To fulfill its responsibilities, the Committee will:

Independent Auditors

         1. Preapprove all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to the Company or its subsidiaries by the Company's independent auditors, except for non-audit services covered by the De Minimus Exception in
                  Section 10A of the Securities Exchange Act of 1934. The Audit Committee may delegate to one or more of its members who is an independent director the authority to grant preapprovals.

         2. Be directly responsible for the appointment, termination, compensation, and oversight of the work, of any public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such public accounting firm will report directly to the Audit Committee.

         3. Have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements of the Company's independent auditors.

         4. In order to evaluate the independent auditors' qualifications, performance and independence, at least annually obtain and review a report by the independent auditors describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditors and the Company. This evaluation should include review of the partner in the independent auditing firm who has principal responsibility for its audits of the Company's financial statements and should take into account the opinions of management and the Company's internal auditors.

         5. Present to the Board its conclusions regarding the independent auditors' qualifications, performance and independence as a result of the evaluation described in the preceding paragraph.

         6. Meet regularly with the Company's independent auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

         7. Review with the Company's independent auditors any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditors' activities and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the auditors but were "passed" (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company, and all other material written communications between the independent auditors and the management of the Company.

         8. Instruct the independent auditors that the Board and the Audit Committee are the accountants' client.

         9. Ensure that the lead audit partner does not serve in that capacity for more than five years. Consider whether the audit firm itself should be changed periodically.

         10. Meet separately, periodically, with management, with the internal auditors, and with the independent auditors.

         11.      Report regularly to the Board.

         12. Set clear hiring policies for employees or former employees of the independent auditors

Internal Audit

         1. Review the appointment and replacement of the senior internal auditing executive.

         2. Review the organization, plan and results of the activities of the Internal Audit department.

         3. Review any significant changes in the planned scope of the internal audit function.

Accounting and Reporting Process

         1. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles.

         2. Review major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

         3. Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

         4. Review the audited financial statements and discuss them with management and the independent accountants. Based on that review, and the reviews performed by the Audit Committee as described in paragraphs 1 through 4, make a recommendation to the Board relative to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

         5. Obtain reports from management, the Company's senior internal auditing executive and the independent auditors, as necessary, that the Company's subsidiary/foreign affiliated entities are conforming to applicable legal requirements and the Company's Code of Conduct, including disclosures of insider and affiliated party transactions.

         6. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

Other

         1. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         2. Meet with the CEO and CFO, prior to their certification of each annual or quarterly report filed by the Company with the SEC, and receive those officers' disclosures of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         3. Review generally earnings press releases issued by the Company (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

         4. Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

         5. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         6.       Conduct an annual evaluation of its own performance.

         7. Conduct an annual review of this Charter and recommend to the Board any changes the Committee deems appropriate.

                                                                        ANNEX II
                       CODE OF BUSINESS CONDUCT AND ETHICS

PURPOSE AND SCOPE

Since its founding, Lennar Corporation (Lennar) has required that all its associates maintain the highest level of integrity in their dealings on behalf of the Company (i.e., Lennar and its subsidiaries), in their dealings with the Company, and in everything affecting the Company's relationships with its banks, with its security holders and with others with whom the Company does business. The Company believes the high level of integrity with which it conducts its affairs has been a major factor in the Company's success.

This Code of Business Conduct and Ethics ("Code") is intended to document the principles of conduct and ethics to be followed by the Company's associates, officers, and directors, including its principal executive officer, its principal financial officer and its principal accounting officer. Its purpose is to:

         - Promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         - Promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

         - Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

         - Promote compliance with applicable governmental laws, rules and regulations;

         - Promote the prompt internal reporting to an appropriate person or committee of violations of this Code;

         -        Promote accountability for adherence to this Code;

         - Provide guidance to associates, officers, and directors to help them recognize and deal with ethical issues;

         -        Provide mechanisms to report unethical conduct; and

         - Help foster the Company's longstanding culture of honesty and accountability.

The Company will expect all its associates, officers, and directors to comply at all times with the principles in this Code. Violations of this Code by an associate or officer or director are grounds for disciplinary action up to and including immediate termination of employment and possible legal prosecution.

FAIR DEALING

- Each associate and officer will at all times deal fairly with the Company's customers, subcontractors, suppliers, competitors and associates. While we expect our associates to try hard to advance the interests of the Company, we expect them to do so in a manner that is consistent with the highest standards of integrity and ethical dealing.

- No associate or officer is to take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

 COMPLIANCE WITH LAWS, RULES AND REGULATIONS (INCLUDING INSIDER TRADING LAWS)

- Associates, officers, and directors are expected to comply at all times with all applicable laws, rules and regulations.

- Associates, officers, and directors are required to comply with the Company's Policy Regarding Non-Public Information, and with all other policies applicable to them that are adopted by the Company from time to time.

- Associates, officers, and directors must cooperate fully with the people responsible for preparing reports filed with the Securities and Exchange Commission and all other materials that are made available to the investing public to make sure those people are aware in a timely manner of all information that might have to be disclosed in those reports or other materials or that might affect the way in which information is disclosed in them.

CONFLICTS OF INTEREST

- Definition: A "conflict of interest" occurs when an individual's private interest is different from the interests of the Company as a whole. Conflict situations include:

                  (1) Action or Inaction: When an associate, officer, or
                      director, or a member of his or her family, will benefit personally from something the associate, officer, or director does or fails to do that is not in the best interests of the Company,

                  (2) Objectivity: When an associate, officer, or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively,

                  (3) Personal Benefits: When an associate, officer or director, or a member of his or her family, receives personal benefits from somebody other than the Company as a result of his or her position in the Company which are not generally available to all the Company's associates, or at least to all associates in the same area of work or the same geographic area. Loans to, or guarantees of obligations of, associates, officers, or directors by persons with whom the Company does business are of special concern. Loans to any officer or director require specific approval of the Conflicts Committee, and

                  (4) Competing Activities: When an associate, officer, or
                      director engages in any activity that is competitive with the business activities and operations conducted from time to time by the Company. Any ownership interest, whether active or passive, in any other homebuilder, land developer, or mortgage lender or title company would be considered a competitive activity, other than investments in publicly traded securities that are listed on a recognized securities exchange or securities quotation system not exceeding one (1) percent of the outstanding securities of a class or series.

- Specific Situations: The following rules apply to specific situations that involve, or may involve, conflicts of interest:

                      (1) Real Estate Investments: An associate, officer,
                          or director may make real estate investments in noncompetitive activities, including investments in raw land and income producing properties, if the involvement of the associate, officer, or director does not require active participation in planning or zoning changes, processing government approvals, or other development work with respect to the raw land, and as long as such activities in general do not in any way interfere with the associate's, officer's, or director's duties owed to the Company.

                      Notwithstanding the foregoing, no associate, officer, or director may acquire a direct or indirect interest in raw land (except land upon which to construct a personal residence) (a) within a twenty-five (25) mile radius of a present or proposed community of the Company, without the prior written consent of the applicable one of the Conflicts Committee or the Audit Committee of Lennar's Board. Such written notice shall include giving Lennar the opportunity to acquire such land on the same terms and conditions as those on which such associate, officer, or director proposes to acquire the land. Any such offer must be delivered in writing to the Conflicts Committee, which will forward it to the Asset Management Committee. If the Company does not accept an offer within ten days after the written offer is delivered to the Conflicts Committee, Lennar will be deemed to have waived its right to acquire the land, and the associate, officer, or director may, within six months after the end of the ten day period, acquire the land on terms no more favorable to the purchaser than those stated in the written offer delivered to the Conflicts Committee.

                      (2) Transactions with the Company: No associate, officer,
                          or director, or member of the immediate family (defined below) of an associate, officer, or director, may sell, lease or buy any kind of property, facility, equipment or service directly or indirectly from or to the Company other than on market terms or under policies, such as policies regarding home purchase prices or favorable financing terms, available to all associates at a similar employment level. Any exceptions to this policy must have written approval of the Conflicts Committee. All processing and execution of sales contracts and closing statements related to home or homesite sales to associates must be handled by the President of the Division where the home or homesite is located, with approval by the appropriate Regional President. No sales commissions or broker commissions will be paid on sales to associates.

                      No associate of the Company shall act as a general contractor for construction of his or her personal residence or as a general contractor for any construction other than for the Company. An unpaid leave of absence will be considered on a case-by-case basis by the appropriate Regional President for an associate desiring to act as a general contractor for the construction of his or her personal residence.

                      Associates, officers, or directors that utilize subcontractors or vendors with which the Company does business to perform maintenance and repair to their personal residences will pay for these services at a rate that is available to all associates in the applicable geographic area.

                      (3) Other Business Activities: No full-time associate will engage in any part-time employment, business consulting arrangements or other business activities without written approval from (a) the Conflicts Committee, if such associate is an officer, (b) from the CEO or COO if a Regional or Division President, or
                          (c) from the applicable Division President, corporate officer, or comparable Lennar Financial Services position, if not an officer, Regional or Division President.

                      New home consultants may not receive commissions on any real estate sales made outside the Company during their employment with the Company, unless specifically approved by the appropriate Division President.

                  (4) Gifts, etc.: No associate, officer, or director may accept any gift, favor, or personal incentive, including vacations, excursions, etc., of more than one hundred dollars ($100.00) value, or a cash gift of any amount, from a current or prospective vendor, supplier, contractor or customer. Exceptions such as golfing, fishing, or hunting trips, etc., of no more than two working days' duration, which are not unreasonable or non-customary in cost or scope, and spectator tickets for sporting or cultural events are permitted, but only if, in each instance, such trip or spectator ticket is disclosed to and approved in writing by the (a) Conflicts Committee, if such associate is an officer, regional president, or division president, or (b) from the appropriate division president, corporate officer, or comparable Lennar Financial Services position, if such associate is not an officer, regional president or division president.

                  (5) Transactions with Family Members: Where an immediate
                      family member (parent, parent-in-law, spouse, child, or son or daughter-in-law, or any other adult relative living in the same household) of any associate, officer, or director is involved in a transaction with the Company, all payments, commissions, fees, or other remuneration to such family member must be disclosed to and approved in advance by the Conflicts Committee.

                  (6) Exchange of Benefits: No associate, officer, or director may solicit or accept any money, gift, favor, service, or other tangible or intangible benefit or service from any associate of the Company or any subcontractor, vendor or other person with which the Company does business, even if it is otherwise permitted by this Code, in exchange for anything involving the performance of the person's responsibilities on behalf of the Company, or under circumstances that might impair the associate's, officer's, or director's independent judgement as to what is in the best interests of the Company.

- Avoidance: Associates, officers, and directors must do everything they reasonably can to avoid conflicts of interest or actions or relationships that give the appearance of conflicts of interest.

- Reporting: If a situation that creates a conflict of interest or the appearance of a conflict of interest arises, the person involved must promptly report it (1) if the person involved is a director or the principal executive officer of Lennar, to the Audit Committee of Lennar's Board of Directors and (2) if the person involved is someone other than a director or the principal executive officer of Lennar, to the Conflicts Committee. If an associate, officer, or director becomes aware of a situation that he or she believes involves a conflict of interest by another associate, officer, or director, the person who becomes aware of the situation must promptly report it to (a) the Conflicts Committee, (b) David McCain, or his successor as general counsel to Lennar, or (c) the Division President or Financial Services equivalent within which the particular associate or officer works. Any report of a situation that is made to the general counsel or to the Division President or Lennar Financial Services equivalent will be passed on to the applicable one of the Conflicts Committee or the Audit Committee of Lennar's Board of Directors. When there is any question of whether a conflict of interest is present and should be disclosed, all associates, officers, and directors should resolve any doubt in favor of full disclosure.

- Exceptions: The Company recognizes that the foregoing procedures may not give due respect to the specifics of a particular situation. In the event a situation arises in which an associate, officer, or director believes the foregoing procedures should not be applied, the associate, officer, or director should seek the advice, in writing, of the Conflicts Committee.

- Remedial Actions: In any instance in which an associate, officer, or director becomes involved in a situation that involves a conflict or interest, or an appearance of one, he or she must work with the applicable one of the Conflicts Committee or the Audit Committee of Lennar's Board to devise an arrangement by which (1) that committee (or its designee) will monitor the situation which creates, or gives the appearance of creating, a conflict of interest, (2) the associate, officer, or director who has a conflict of interest will, to the fullest extent possible, be kept out of any decisions that might be affected by the conflict of interest, (3) it is ensured that the associate, officer, or director who has a conflict of interest will not profit personally from the situation that causes the conflict of interest, and (4) every reasonable effort will be made to eliminate the conflict of interest as promptly as possible.

CONFLICTS COMMITTEE

The Conflicts Committee shall consist of Robert Strudler, Bruce Gross, Frank Matthews and David McCain or their duly appointed successors as Chief Operating Officer, Chief Financial Officer, Director of Human Resources and General Counsel of Lennar. No Conflicts Committee member may pass judgment on a possible conflict of interest or appearance of conflict involving that member.

The Conflicts Committee shall keep written records of all findings and matters brought before it. A quorum of at least two Conflicts Committee members is required in order for the Conflicts Committee to take formal action.

CORPORATE OPPORTUNITIES

-        No associate, officer, or director, will:

         1) take for himself or herself personally any opportunity of which he or she becomes aware, or to which he or she obtains access, through the use of corporate property, information or position;

         2) make it possible for somebody other than the Company to take advantage of an opportunity in any of the Company's areas of business of which the associate, officer, or director becomes aware in the course of his or her activities on behalf of the Company, unless the Company has expressly decided not to attempt to take advantage of the opportunity;

         3) otherwise use corporate property, information, or position for personal gain; or

         4) compete with the Company generally or with regard to specific transactions or opportunities.

- Associates, officers, and directors owe a duty to the Company to advance the Company's legitimate interests whenever the opportunity to do so arises.

CONFIDENTIALITY

- Associates, officers, and directors must maintain the confidentiality of all information entrusted to them by the Company or its customers that is treated by the Company or its customers as confidential, except when disclosure is authorized by the Company or legally mandated.

- Confidential information includes all information that may be of use to the Company's competitors, or that could be harmful to the Company or its customers, if disclosed.

- Associates, officers, and directors must comply with all confidentiality policies adopted by the Company from time to time and with confidentiality provisions in agreements to which they or the Company are parties.

PROTECTION AND PROPER USE OF COMPANY ASSETS

- Associates, officers, and directors must do all reasonable things in their power to protect the Company's assets and ensure their efficient use by the Company.

- Associates, officers, and directors will use the Company's assets only for the Company's legitimate business purposes.

CHANGE IN OR WAIVER OF THE CODE

-        Any waiver of any provision of this Code must be approved:

         - With regard to any director, the principal executive officer of Lennar or a member of the Conflicts Committee, by the Board of Directors (but without the involvement of any director who will be personally affected by the waiver) or by a committee consisting entirely of directors who will not be personally affected by the waiver.

         - With regard to any other associate or officer, by the Conflicts Committee.

- No waiver of any provision of this Code with regard to a director or officer will be effective until that waiver has been reported to the person responsible for the preparation and filing of the Company's reports on Form 8-K (or any successor to that form) in sufficient detail to enable that person to prepare a report on Form 8-K containing any required disclosure with regard to the waiver.

- Lennar will disclose any change in this Code or any waiver of this Code in a filing with the Securities and Exchange Commission, or in another manner that complies with applicable Securities and Exchange Commission rules, and Lennar will make any other disclosures of changes in, or waivers of, this Code, that are required by law or by the rules of any securities exchange or securities quotation system on which the Company's securities are listed or quoted.

COMPLIANCE

- Associates, officers, and directors must report promptly any violations of this Code of which they become aware (including any violations of the requirement of compliance with law) to the person to whom conflicts of interest involving the person who violated this Code would be reported as described under "Conflicts of Interest -- Reporting." In addition, associates may report any violation of this Code to the Chairman of the Audit Committee of Lennar's Board. Failure to report a violation can lead to disciplinary action against the person who failed to report the violation which may be as severe as the disciplinary action against the person who committed the violation.

- The identity of the associate who reports a possible violation of this Code by another associate will be kept confidential, except to the extent the associate who reports the possible violation consents to be identified or the identification of that associate is required by law.

- Possible violations of this Code may be reported orally or in writing and may be reported anonymously.

- The Company will not allow retaliation for reports of possible violations of this Code made in good faith.

TERMS USED IN THIS CODE

- Any reference in this Code to the Company or to an associate of the Company is to Lennar Corporation and all its subsidiaries or to an associate employed by Lennar Corporation or any of its subsidiaries.

- Any reference in this Code to a director or officer of the Company is to a director or officer of Lennar Corporation. It does not refer to a person who is an officer of a subsidiary unless the person is regularly involved in setting policy for Lennar Corporation and its subsidiaries, and therefore in fact functions as an officer of Lennar Corporation. For the purposes of this Code, a person who is employed by the Company and serves as an officer of a subsidiary will be treated as an associate, but not an officer, of the Company.

                                                                       ANNEX III

                                  "ARTICLE IV.

                                      STOCK

         The total authorized number of shares of stock of the Corporation is 490,500,000 shares. Of these, 300,000,000 shares are classified as Common
Stock, par value $.10 per share, 90,000,000 shares are classified as Class B Common Stock, par value $.10 per share, 100,000,000 shares are classified as Participating Preferred Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share, except that if at any time after shares of Class B Common Stock are issued, there no longer are any outstanding shares of Class B Common Stock, the authorization to issue Class B Common Stock will terminate and after that time the shares of stock the Corporation is authorized to issue will be 390,000,000 shares of Common Stock, par value $.10 per share, 100,000,000 shares of Participating Preferred Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $10.00 per share, and the Company will file a Certificate of Amendment to its Certificate of Incorporation or a restated Certificate of Incorporation showing the change in the authorized stock. As used in this Certificate of Incorporation, the term "Common Stock" refers to Common Stock, par value $.10 per share, and does not include Class B Common Stock; the term "Class B Common Stock" refers to Class B Common Stock, par value $.10 per share; the term "Participating Preferred Stock" refers to Participating Preferred Stock, par value $.10 per share; and the term "Preferred Stock" refers to Preferred Stock, par value $10 per share, and does not include Participating Preferred Stock.

         The description of the classes of stock and the relative rights, voting power, preferences and restrictions of the shares of each class which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the dividend rate, the redemption price, the liquidation price, the conversion rights, if any, and the sinking or purchase fund rights of shares of any class or of any series of any class or the number of shares constituting any series of any class are as follows:

                                 PREFERRED STOCK

         (a) The 500,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as are stated herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to authorize from time to time the issuance of one or more series of Preferred Stock, and with respect to each series to fix or alter from time to time as to shares then unallotted, by resolution or resolutions providing for the issuance of such series:

         (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

         (2) The dividend rate or rates to which shares of such series shall be entitled; the restrictions, conditions and limitations upon the payment of such dividends; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative and the dates on which such dividends if declared shall be payable;

         (3) The manner of selecting shares for redemption, the redemption price and the manner of redemption and the effect thereof;

         (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

         (5) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series and the provisions with respect thereto;

         (6) The terms and conditions of the rights, if any, of the holders of such series to convert such shares into shares of Common Stock of the Corporation;

         (7) The terms and conditions of the rights, if any, of the holders of shares of such series to vote such shares;

         (8) Any other rights, preferences, powers and restrictions not inconsistent with applicable law or the provisions hereof.

         (c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by paragraph (b) of this provision regarding Preferred Stock.

         (d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends in cash, when and as declared by the Board of Directors, to be paid out of earned surplus or out of paid-in surplus or out of net earnings legally available for the payment thereof, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. No dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made, in any year on the Common Stock or the Class B Common Stock unless and until the full dividends on the Preferred Stock of all series required to be paid in that year have been paid or declared but not paid, and if declared, a sum sufficient for the payment thereof has been set apart. In addition so long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividends, whether in cash or property shall be paid or declared, nor shall any distribution be made on the Common Stock, nor shall any shares of Common Stock or Class B Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless and until the full cumulative dividends on the Preferred Stock of all series entitled to cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared, and if declared but not paid, a sum sufficient for the payment thereof has been set apart, and the Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for a purchase, retirement or sinking fund, if any, for the Preferred Stock of all series for the then current year and all defaults, if any, in complying with any such purchase, retirement or sinking fund requirements in respect of previous years shall have been made good. The foregoing provisions of this Paragraph shall not, however, apply to a dividend payable in Common Stock or Class B Common Stock or to the acquisition of shares of Common Stock or Class B

Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Accruals of dividends shall not bear interest.

         (e) The holders of the Preferred Stock of each series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to be paid as a liquidating dividend, before any distribution or payment is made to the holders of any Participating Preferred Stock, Common Stock or Class B Common Stock, the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares or the assets of the Corporation. If upon any liquidation or dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Preferred Stock of each series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the Preferred Stock of that series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

         (f) The Corporation at the option of the Board of Directors may at any time redeem the whole or from time to time may redeem any part of any series of Preferred Stock for the consideration provided in and in accordance with the terms and conditions of the resolution or resolutions of the Board of Directors authorizing such series.

         (g) At all meetings of Stockholders of the Corporation, each holder of record of Preferred Stock shall have such voting rights, if any, as may be provided in resolutions adopted by the Board of Directors providing for the issuance of each series.

                          PARTICIPATING PREFERRED STOCK

         (a)      Voting Rights and Powers

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of Participating Preferred Stock, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together without regard to class, and (2) each holder of record of Participating Preferred Stock will be entitled to one vote for each share of Participating Preferred Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by the affirmative vote of a majority of the shares of Participating Preferred Stock and Common Stock, voting together without regard to class, which are voted with regard to the amendment and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation (x) will require the affirmative vote of a majority of the shares of Participating Preferred Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share Common Stock and (y) will require the affirmative vote of a majority of the shares of Participating Preferred Stock and Common Stock, voting together without regard to class, which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided however, that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Participating Preferred Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of a share of Participating Preferred Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

         (b)      Dividends and Distributions.

         (1) Cash Dividends. No cash dividends may be paid in a calendar year with regard to a share of Common Stock or with regard to a share of Class B Common Stock until cash dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Participating Preferred Stock. After dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in a calendar year with regard to each outstanding share of Participating Preferred Stock, no further cash dividends may be paid in that year with regard to a share of Participating Preferred Stock until dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Common Stock. Any dividends in excess of $0.0125 per share paid in a calendar year to the holders of the Participating Preferred Stock or the holders of the Common Stock will be paid with regard to the shares of both those classes on an equal per share basis without regard to class.

         (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of the Participating Preferred Stock, the Common Stock or the Class B Common Stock, other than cash dividends or distributions upon liquidation of the Corporation, will be distributable to the holders of the Participating Preferred Stock, the Common Stock and the Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation, other than Preferred Stock, the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with regard to the Common Stock will be additional shares of Common Stock and the stock distributed with regard to the Class B Common Stock will be additional shares of Class B Common Stock.

         (c)      Stock Splits, Stock Dividends and Share Consolidations.

         The Corporation may not (i) pay a dividend with regard to its Participating Preferred Stock in additional shares of Participating Preferred Stock, or divide or consolidate its outstanding Participating Preferred Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Common Stock (but payable in additional shares of Common Stock instead of additional shares of Participating Preferred Stock) or divides or consolidates its outstanding Common Stock in the same manner in which it divides or consolidates its Participating Preferred Stock or (ii) pay a dividend with regard to its Common Stock in additional shares of Common Stock, or divide or consolidate its outstanding Common Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Participating Preferred Stock (but payable in additional shares of Participating Preferred Stock instead of additional shares of Common Stock) or divides or consolidates its outstanding Participating Preferred Stock in the same manner in which it divides or consolidates its Common Stock.

         (d)      Liquidation.

         No assets of the Corporation may be distributed upon liquidation of the Corporation to the holders of shares of Common Stock or Class B Common Stock until the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share. When the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share, no further assets of the Corporation may be distributed to the holders of the Participating Preferred Stock upon liquidation of the Corporation until the holders of the Common Stock have received liquidating distributions totaling $10.00 per share. Any liquidating distributions in excess of $10.00 per share to the holders of the Participating Preferred Stock or the holders of the Common Stock will be made to the holders of both those classes on an equal per share basis without regard to class. If assets distributed upon liquidation of the Corporation are other than cash, the amount distributed to the holders of the Participating Preferred Stock or the Common Stock will include the value of the non-cash assets as determined in good faith by the Board of Directors of the Corporation.

         (e)      Other Rights.

         Except as otherwise provided in this Certificate of Incorporation or provided by law, each share of Participating Preferred Stock and each share of Common Stock will have identical rights, powers, preferences and restrictions, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock must also be sent to the holders of the Participating Preferred Stock.

         COMMON STOCK AND CLASS B COMMON STOCK

         (a)      Voting Rights and Powers.

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of the Common Stock, the holders of the outstanding shares of Class B Common Stock and the holders of the outstanding shares of Participating Preferred Stock will vote together without regard to class, (2) each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held in the holder's name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by holders of a majority of the shares of Common Stock and Participating Preferred Stock, voting together without regard to class, which are voted with regard to the amendment; and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, by any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation (x) will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Common Stock in the transaction is the same as that received by the holder of a share of Participating Preferred Stock, and (y) will require the affirmative vote of a majority of the outstanding Participating Preferred Stock and the outstanding Common Stock, voting together without regard to class, unless the type and amount of consideration received by the holder of a share of Common Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided, however that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Common Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of the share of Common Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

         (b)      Dividends and Distributions.

         (1) Cash Dividends. The cash dividends paid with regard to a share of Class B Common Stock in a calendar year may not be more than 90% of the cash dividends paid with regard to a share of Common Stock in that calendar year.

         (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of the Common Stock or the Class B Common Stock, other than cash dividends, will be distributable to the holders of the Common Stock and Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with respect to the Common Stock will be additional shares of Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.

         (c)      Restrictions on Transfer of the Class B Common Stock.

         (1) Permitted Transferees. No beneficial owner of shares of Class B Common Stock (a "Class B Stockholder") may transfer shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee of that Class B Stockholder. A "Permitted Transferee" of a Class B Stockholder is (i) the Class B Stockholder's spouse; (ii) a parent or lineal descendant (including an adopted child) of a parent of the Class B Stockholder, or the spouse of a lineal descendant of a parent of the Class B Stockholder; (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, the Class B Stockholder, or a trustee, guardian or custodian for a Permitted Transferee of the Class B Stockholder; (iv) the trustee of a trust (including a voting trust) for the benefit of the Class B Stockholder and (v) a corporation, partnership or other entity of which the Class B Stockholder and Permitted Transferees of the Class B Stockholder are the beneficial owners of a majority in voting power of the equity. For the purpose of this Paragraph a "beneficial owner" of Class B Common Stock is a person who, or entity which, has or shares the power to direct the voting or disposition of the Class B Common Stock.

         (2) Impermissible Transfer Void. Any purported transfer of Class B Common Stock other than to a Permitted Transferee will be void and will not be recognized by the Corporation. The Corporation may, as a condition to the registration of a transfer of Class B Common Stock to a purported Permitted Transferee, require such affidavits or other proof as the Corporation deems necessary to establish that the transferee is a Permitted Transferee.

         (3) Legend on Stock Certificates. Each certificate representing Class B Common Stock will bear a legend referring to the restrictions on transfer of the Class B Common Stock.

         (4) Registered Owner. Each share of Class B Common Stock will be registered in the name of the beneficial owner of the share and not in "street name" or the name of a nominee.

         (d)      Issuance of Class B Common Stock.

         (1) Initial Issuance. Upon the merger of Lennar Corporation ("Old Lennar") with and into the Corporation (the "Merger") in accordance with a Plan and Agreement of Merger dated June 10, 1997, (the "Merger Agreement") between the Corporation (the name of which at that date was Pacific Greystone Corporation) and Old Lennar, each share of Class B Common Stock, par value $.10 per share, of Old Lennar which is outstanding immediately before the Merger becomes effective is being converted into and becoming one share of Class B Common Stock of the Corporation.

         (2) Subsequent Issuance. The Corporation may not issue any shares of Class B Common Stock, except (i) as provided in Paragraph (d)(1) or (ii) as a dividend or distribution as provided in Paragraph (b)(2).

         (e)      Conversion of Class B Common Stock into Common Stock.

         A Class B Stockholder may at any time convert shares of Class B Common Stock into a like number of shares of Common Stock by surrendering the certificates representing the shares of Class B Common Stock to be converted (or representing a greater number of shares of Class B Common Stock) to the Company accompanied by a request that all or a specified number of the shares of Class B Common Stock represented by the certificates be converted into Common Stock. Once Class B Common Stock has been converted into Common Stock, the Common Stock may not be reconverted into Class B Common Stock.

         (f)      Termination of Class Rights and Powers.

         If at any time the number of outstanding shares of Class B Common Stock is less than 10% of the outstanding shares of Common Stock and Class B Common Stock taken together, the Class B Common Stock will automatically be converted into, and become for all purposes, shares of Common Stock. After the Class B Common Stock is converted into Common Stock as provided in this paragraph, the Company may issue certificates which represent Common Stock in exchange for certificates which represented Class B Common Stock. However, the automatic conversion of Class B Common Stock into Common Stock will be effective whether or not certificates are exchanged.

         (g)      Other Rights.

         Except as otherwise provided in this Certificate of Incorporation, or provided by law, each share of Common Stock and each share of Class B Common Stock will have identical powers, preferences and rights, including rights in liquidation, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock must also be sent to the holders of the Class B Common Stock."

                                                                        ANNEX IV

                                  "ARTICLE IV.

                                      STOCK

         The total authorized number of shares of stock of the Corporation is 490,500,000 shares. Of these, 300,000,000 shares are classified as Class A Common Stock, par value $.10 per share, 90,000,000 shares are classified as Class B Common Stock, par value $.10 per share, 100,000,000 shares are classified as Participating Preferred Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share.
As used in this Certificate of Incorporation, the term "Class A Common Stock" refers to Class A Common Stock, par value $.10 per share, and includes shares that before April 9, 2003 were referred to as "Common Stock;" the term "Class B Common Stock" refers to Class B Common Stock, par value $.10 per share; the term "Common Stock" without specification of a class refers to the Class A Common Stock and the Class B Common Stock together; the term "Participating Preferred Stock" refers to Participating Preferred Stock, par value $.10 per share; and the term "Preferred Stock" refers to Preferred Stock, par value $10 per share, and does not include Participating Preferred Stock.

         The description of the classes of stock and the relative rights, voting power, preferences and restrictions of the shares of each class which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the dividend rate, the redemption price, the liquidation price, the conversion rights, if any, and the sinking or purchase fund rights of shares of any class or of any series of any class or the number of shares constituting any series of any class are as follows:

                                 PREFERRED STOCK

         (a) The 500,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as are stated herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to authorize from time to time the issuance of one or more series of Preferred Stock, and with respect to each series to fix or alter from time to time as to shares then unallotted, by resolution or resolutions providing for the issuance of such series:

         (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

         (2) The dividend rate or rates to which shares of such series shall be entitled; the restrictions, conditions and limitations upon the payment of such dividends; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative and the dates on which such dividends if declared shall be payable;

         (3) The manner of selecting shares for redemption, the redemption price and the manner of redemption and the effect thereof;

         (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

         (5) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series and the provisions with respect thereto;

         (6) The terms and conditions of the rights, if any, of the holders of such series to convert such shares into shares of a class of Common Stock, into Participating Preferred Stock or into another class or series of Preferred Stock;

         (7) The terms and conditions of the rights, if any, of the holders of shares of such series to vote such shares;

         (8) Any other rights, preferences, powers and restrictions not inconsistent with applicable law or the provisions hereof.

         (c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by paragraph (b) of this provision regarding Preferred Stock.

         (d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends in cash, when and as declared by the Board of Directors, to be paid out of earned surplus or out of paid-in surplus or out of net earnings legally available for the payment thereof, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. No dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made, in any year on any class of Common Stock unless and until the full dividends on the Preferred Stock of all series required to be paid in that year have been paid or declared but not paid, and if declared but not paid, unless a sum sufficient for the payment thereof has been set apart. In addition so long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made on any class of Common Stock, nor shall any shares of any class of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless and until the full cumulative dividends on the Preferred Stock of all series entitled to cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared, and if declared but not paid, unless a sum sufficient for the payment thereof has been set apart, and the Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for a purchase, retirement or sinking fund, if any, for the Preferred Stock of all series for the then current year and all defaults, if any, in complying with any such purchase, retirement or sinking fund requirements in respect of previous years shall have been made good. The foregoing provisions of this Paragraph shall not, however, apply to a dividend payable in one or more classes of Common Stock or to the acquisition of shares of any class of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of any class of Common Stock. Accruals of dividends shall not bear interest.

         (e) The holders of the Preferred Stock of each series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to be paid as a liquidating dividend, before any distribution or payment is made to the holders of Participating Preferred Stock or any class of, Common Stock, the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares or the assets of the Corporation. If upon any liquidation or dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Preferred Stock of each series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the Preferred Stock of that series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

         (f) The Corporation at the option of the Board of Directors may at any time redeem the whole or from time to time may redeem any part of any series of Preferred Stock for the consideration provided in and in accordance with the terms and conditions of the resolution or resolutions of the Board of Directors authorizing such series.

         (g) At all meetings of Stockholders of the Corporation, each holder of record of Preferred Stock shall have such voting rights, if any, as may be provided in resolutions adopted by the Board of Directors providing for the issuance of each series.

                          PARTICIPATING PREFERRED STOCK

         (a)      Voting Rights and Powers

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of Participating Preferred Stock, the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together without regard to class, and
(2) each holder of record of Participating Preferred Stock will be entitled to one vote for each share of Participating Preferred Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, any class of Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by the affirmative vote of a majority of the shares of Participating Preferred Stock and Class A Common Stock, voting together without regard to class, which are voted with regard to the amendment and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation
(x) will require the affirmative vote of a majority of the shares of Participating Preferred Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Class A Common Stock and (y) will require the affirmative vote of a majority of the shares of Participating Preferred Stock and Class A Common Stock, voting together without regard to class, which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided however, that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Participating Preferred Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of a share of Participating Preferred Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

         (b)      Dividends and Distributions.

                  (1) Cash Dividends. No cash dividends may be paid in a calendar year with regard to a share of any class of Common Stock until cash dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Participating Preferred Stock. After dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in a calendar year with regard to each outstanding share of Participating Preferred Stock, no further cash dividends may be paid in that year with regard to a share of Participating Preferred Stock until dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Class A Common Stock. Any dividends in excess of $0.0125 per share paid in a calendar year to the holders of the Participating Preferred Stock or the holders of the Class A Common Stock will be paid with regard to the shares of both those classes on an equal per share basis without regard to class.

         (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of the Participating Preferred Stock or either class of Common Stock, other than cash dividends or distributions upon liquidation of the Corporation, will be distributable to the holders of the Participating Preferred Stock, the Class A Common Stock and the Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the Board of Directors may determine that the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with regard to the Class A Common Stock will be additional shares of Class A Common Stock and the stock distributed with regard to the Class B Common Stock will be additional shares of Class B Common Stock.

         (c)      Stock Splits, Stock Dividends and Share Consolidations.

         The Corporation may not (i) pay a dividend with regard to its Participating Preferred Stock in additional shares of Participating Preferred Stock, or divide or consolidate its outstanding Participating Preferred Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Class A Common Stock (but payable in additional shares of Common Stock of either class instead of additional shares of Participating Preferred Stock) or divides or consolidates its outstanding Class A Common Stock in the same manner in which it divides or consolidates its Participating Preferred Stock or (ii) pay a dividend with regard to its Class A Common Stock in additional shares of Class A Common Stock, or divide or consolidate its outstanding Class A Common Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Participating Preferred Stock (but payable in additional shares of Participating Preferred Stock instead of additional shares of Common Stock) or divides or consolidates its outstanding Participating Preferred Stock in the same manner in which it divides or consolidates its Class A Common Stock.

         (d)      Liquidation.

         No assets of the Corporation may be distributed upon liquidation of the Corporation to the holders of shares of Class A Common Stock or Class B Common Stock until the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share. When the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share, no further assets of the Corporation may be distributed to the holders of the Participating Preferred Stock upon liquidation of the Corporation until the holders of the Class A Common Stock have received liquidating distributions totaling $10.00 per share. Any liquidating distributions in excess of $10.00 per share to the holders of the Participating Preferred Stock or the holders of the Class A Common Stock will be made to the holders of both those classes on an equal per share basis without regard to class. If assets distributed upon liquidation of the Corporation are other than cash, the amount distributed to the holders of the Participating Preferred Stock or the Class A Common Stock will include the value of the non-cash assets as determined in good faith by the Board of Directors of the Corporation.

         (e)      Other Rights.

         Except as otherwise provided in this Certificate of Incorporation or provided by law, each share of Participating Preferred Stock and each share of Class A Common Stock will have identical rights, powers, preferences and restrictions, and copies of all reports and other communications which are sent by the Corporation to the holders of the Class A Common Stock must also be sent to the holders of the Participating Preferred Stock.

                  CLASS A COMMON STOCK AND CLASS B COMMON STOCK

         (a)      Voting Rights and Powers.

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of the Class A Common Stock, the holders of the outstanding shares of Class B Common Stock and the holders of the outstanding shares of Participating Preferred Stock will vote together without regard to class, (2) each holder of record of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held in the holder's name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation (except an amendment described in paragraph (c)) which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Class A Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being adopted by the holders of a majority in voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Participating Preferred Stock voting together without regard to class, must be approved by holders of a majority of the shares of Class A Common Stock and Participating Preferred Stock, voting together without regard to class, which are voted with regard to the amendment; and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, by any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation that is submitted for approval of the Corporation's stockholders (x) will require the affirmative vote of a majority of the issued and outstanding shares of Class A Common Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Class A Common Stock in the transaction is the same as that received by the holder of a share of Participating Preferred Stock, and (y) will require the affirmative vote of a majority of the outstanding Participating Preferred Stock and the outstanding Class A Common Stock, voting together without regard to class, unless the type and amount of consideration received by the holder of a share of Class A Common Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided, however that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Participating Preferred Stock or Class A Common Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of the share of Participating Preferred Stock or Class A Common Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

         (b)      Dividends and Distributions.

                  Each dividend or distribution made to the holders of the Class A Common Stock or the Class B Common Stock in cash or otherwise will be distributable to the holders of the Class A Common Stock and Class B Common Stock without regard to class, except that in th Z5 0e case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the Board of Directors may determine that the stock distributed with respect to the Class A Common Stock will be additional shares of Class A Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.

         (c)      Termination of Class Rights and Powers.

          If at any time (i) the number of outstanding shares of Class B Common Stock is less than 10% of the outstanding shares of Class A Common Stock and Class B Common Stock taken together, or (ii) the holders of a majority of the outstanding shares of Class B Common Stock vote to cause all the Class B Common Stock to be converted into Class A Common Stock, the Class B Common Stock will automatically be converted into, and become for all purposes, shares of Class A Common Stock and the Corporation will no longer be authorized to issue Class B Common Stock. After the Class B Common Stock is converted into Class A Common Stock as provided in this paragraph, the name of the Class A Common Stock will automatically be changed to "Common Stock," and the Corporation will file with the Secretary of State of Delaware a Certificate of Amendment or Restated Certificate of Incorporation reflecting that fact. After the Class B Common

Stock is converted into Class A Common Stock as provided in this paragraph, the Company may issue certificates which represent Class A Common Stock (renamed Common Stock) in exchange for certificates which represented Class B Common Stock. However, the automatic conversion of Class B Common Stock into Common Stock will be effective whether or not certificates are exchanged.

         (e)      Other Rights.

         Except as otherwise provided in this Certificate of Incorporation, or provided by law, each share of Class A Common Stock and each share of Class B Common Stock will have identical powers, preferences and rights, including rights in liquidation, and copies of all reports and other communications which are sent by the Corporation to the holders of the Class A Common Stock or the Class B Common Stock must also be sent to the holders of the other class of Common Stock.

                                                                         ANNEX V

         LENNAR CORPORATION 2003 STOCK OPTION AND RESTRICTED STOCK PLAN
             (Assuming terms of Class B Common Stock not changed)
                                 [STILL TO COME]

                                                                        ANNEX VI

         LENNAR CORPORATION 2003 STOCK OPTION AND RESTRICTED STOCK PLAN
               (Assuming terms of Class B Common Stock changed)
                                 [STILL TO COME]